                                                                    Exhibit 10.1

Certain Confidential Information contained in this document has been omitted and filed separately with the Securities and Exchange Commission.

                              AMENDED AND RESTATED

                             COLLABORATION AGREEMENT

                                      among

                          GELTEX PHARMACEUTICALS, INC.,

                               GENZYME CORPORATION

                                       and

                                   RENAGEL LLC

                            dated as of April 1, 2000

                                TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS...........................................................................................1
         1.1.     "Abbott Agreement"..............................................................................1
         1.2.     "Affiliate".....................................................................................1
         1.3.     "Chugai Agreement"..............................................................................2
         1.4.     "Chugai Territory"..............................................................................2
         1.5.     "Collaboration Product".........................................................................2
         1.6.     "Commercialization Costs".......................................................................2
         1.7.     "Commercialization Plan"........................................................................2
         1.8.     "Development Costs".............................................................................2
         1.9.     "Development Plan" .............................................................................3
         1.10.    "Development Program" ..........................................................................3
         1.11.    "Distribution Margin"...........................................................................3
         1.12.    "Distributor's Discount"........................................................................3
         1.13.    "Dow Agreement" ................................................................................4
         1.14.    "Dow Research Agreement" .......................................................................4
         1.15.    "Effective Date"................................................................................4
         1.16.    "Estimated Net Selling Price"...................................................................4
         1.17.    "Field".........................................................................................4
         1.18.    "FDA"...........................................................................................4
         1.19.    "Fully Absorbed Cost of Goods"..................................................................4
         1.20.    "GAAP"..........................................................................................5
         1.21.    "GelTex Companies"..............................................................................5
         1.22.    "GelTex Patent Rights"..........................................................................5
         1.23.    "GelTex Technology".............................................................................5
         1.24.    "Genzyme Patent Rights".........................................................................5
         1.25.    "Genzyme Technology"............................................................................6
         1.26.    "Major Market Countries"........................................................................6
         1.27.    "Manufacturing Know-how"........................................................................6
         1.28.    "Member"........................................................................................6
         1.29.    "NDA"...........................................................................................6
         1.30.    "Net Profit"....................................................................................6
         1.31.    "Net Sales".....................................................................................6
         1.32.    "Nittobo License"...............................................................................7
         1.33.    "Operating Agreement"...........................................................................7
         1.34.    "Patent Rights".................................................................................7
         1.35.    "Program".......................................................................................7
         1.36.    "Program Costs".................................................................................7
         1.37.    "Program Management Team".......................................................................7
         1.38.    "Purchase Agreement"............................................................................7
         1.39.    "Regulatory Approvals"..........................................................................7
         1.40.    "Regulatory Scheme".............................................................................8
         1.41.    "Specifications"................................................................................8


         1.42.    "Steering Committee"............................................................................8
         1.43.    "Technology"....................................................................................8
         1.44.    "Territory".....................................................................................8
         1.45.    "Third Party"...................................................................................8
         1.46.    "Wholesale Acquisition Cost"....................................................................8

ARTICLE 2.  SCOPE AND STRUCTURE OF THE COLLABORATION..............................................................8
         2.1.     General.........................................................................................8
         2.2.     Exclusive Relationship..........................................................................9
         2.3.     Chugai Agreement................................................................................9
         2.4.     Nittobo License................................................................................10

ARTICLE 3.  GRANTS AND RESERVATIONS OF RIGHTS....................................................................10
         3.1.     Assignments and Licenses to RenaGel LLC........................................................10
                  3.1.1.   Grants from GelTex....................................................................10
                  3.1.2.   Grants from Genzyme...................................................................10
                  3.1.3.   Technology or Patent Rights Developed Outside the Program.............................11
                  3.1.4.   RenaGel LLC Undertakings; Sublicenses.................................................11
         3.2.     Licenses of Rights from RenaGel LLC to GelTex and Genzyme......................................11
         3.3.     Reservation of Rights..........................................................................12

ARTICLE 4.   EQUITY INVESTMENTS; PROGRAM FUNDING.................................................................12
         4.1.     Equity Investments. ...........................................................................12
         4.2.     Program Funding Commitment.....................................................................12
         4.3.     Program Funding Capital Contributions..........................................................13
                  4.3.1.   Initial Capital Contributions.........................................................13
                  4.3.2.   Monthly Capital Contributions.........................................................13
                  4.3.3.   Quarterly Statements; Quarterly Reconciliation........................................13
         4.4.     Distributions..................................................................................13
         4.5.     Books of Account; Audit. ......................................................................14

ARTICLE 5.   THE DEVELOPMENT PROGRAM.............................................................................14
         5.1.     Conduct of the Development Program.............................................................14
                  5.1.1.   General...............................................................................14
                  5.1.2.   Development Plan......................................................................14
                  5.1.3.   Initial and Updated Development Plan..................................................15
                  5.1.4.   Execution and Performance.............................................................15
                  5.1.5.   Attendance at Regulatory Meetings.....................................................15
         5.2.     Development Information........................................................................16
                  5.2.1.   Reports and Information Exchange......................................................16
                  5.2.2.   Adverse Reaction Reporting............................................................16
                  5.2.3.   Clinical and Regulatory Audits........................................................16
         5.3.     Regulatory Approval Filings....................................................................16
         5.4.     Facilities Visits..............................................................................17


ARTICLE 6.   SALES, MARKETING AND ADMINISTRATIVE SERVICES........................................................17
         6.1.     Commercialization Plans........................................................................17
                  6.1.1.   General...............................................................................17
                  6.1.2.   Initial and Updated Commercialization Plans...........................................17
         6.2.     Exclusive Distributorship......................................................................17
         6.3.     Orders and Forecasting.........................................................................18
         6.4.     Prices and Payment Terms; Costs................................................................18
                  6.4.1.   Prices................................................................................18
                  6.4.2.   Terms of Payment......................................................................18
                  6.4.3.   Marketing and Distribution Expenses...................................................18
         6.5.     Marketing Service..............................................................................18
                  6.5.1.   Exclusive Engagement..................................................................18
                  6.5.2.   Responsibilities of Genzyme...........................................................18
         6.6.     Responsibilities of RenaGel LLC and GelTex.....................................................20
         6.7.     General and Administrative Services............................................................20

ARTICLE 7.  MANUFACTURE AND SUPPLY...............................................................................20
         7.1.     Process Development; Manufacturing Approvals...................................................20
         7.2.     Manufacture and Supply of Collaboration Products...............................................21
                  7.2.1.   General...............................................................................21
                  7.2.2.   Forecasts.............................................................................21
         7.3.     Certificates of Analysis.......................................................................21
         7.4.     Certificates of Manufacturing Compliance.......................................................22
         7.5.     Manufacture and Supply of Starting Material....................................................22
         7.6.     Access to Facilities...........................................................................22

ARTICLE 8.  MANAGEMENT...........................................................................................23
         8.1.     Program Management Team........................................................................23
                  8.1.1.   General...............................................................................23
                  8.1.2.   Development Program Functions.........................................................23
                  8.1.3.   Commercialization Functions...........................................................23
                  8.1.4.   Minutes...............................................................................23
         8.2.     Steering Committee.............................................................................24
                  8.2.1.   General...............................................................................24
                  8.2.2.   Functions.............................................................................24
                  8.2.3.   Minutes...............................................................................24
         8.3.     General Disagreements..........................................................................25

ARTICLE 9.  INTELLECTUAL PROPERTY RIGHTS.........................................................................25
         9.1.     Ownership......................................................................................25
                  9.1.1.   Ownership of Discoveries and Improvements.............................................25
                  9.1.2.   Ownership of Trademarks...............................................................26
                  9.1.3.  Cooperation of Employees...............................................................26


         9.2.     Filing, Prosecution and Maintenance of Patent Rights...........................................26
                  9.2.1.  Filing, Prosecution and Maintenance....................................................26
                  9.2.2.   Patent Filing Costs...................................................................26
         9.3.     Cooperation....................................................................................26
         9.4.     Notification of Patent Term Restoration........................................................27
         9.5.     No Other Technology Rights.....................................................................27
         9.6.     Enforcement of Patent Rights; Defense of Infringement Actions..................................27
                  9.6.1.   First Right to Respond................................................................27
                  9.6.2.   Sharing of Litigation and Settlement Expenses.........................................27
                  9.6.3.   Second Right to Respond...............................................................28

ARTICLE 10.  CONFIDENTIALITY.....................................................................................28
         10.1.    Nondisclosure Obligations......................................................................28
         10.2.    Terms of this Agreement........................................................................29
         10.3.    Publications...................................................................................29

ARTICLE 11.  REPRESENTATIONS AND WARRANTIES......................................................................30
         11.1.    Authorization..................................................................................30
         11.2.    Intellectual Property Rights...................................................................30
         11.3.    Warranties.....................................................................................30
                  11.3.1. Genzyme Warranties.....................................................................30
                  11.3.2. RenaGel LLC Warranties.................................................................31
                  11.3.3. GelTex Warranties......................................................................31
         11.4.    Disclaimer of Representations and Warranties...................................................31
         11.5.    Limitation of Liability........................................................................31

ARTICLE 12.  INDEMNITY...........................................................................................32
         12.1.    RenaGel LLC Indemnity Obligations..............................................................32
         12.2.    Insurance......................................................................................32

ARTICLE 13.  TERM AND TERMINATION................................................................................32
         13.1.    Term...........................................................................................32
         13.2.    Termination....................................................................................32
                  13.2.1. For Certain Material Breaches..........................................................32
                  13.2.2. For Failure to Make a Milestone Payment................................................33
                  13.2.3. For Convenience........................................................................33
                  13.2.4. [Intentionally Omitted]................................................................33
                  13.2.5. Upon Bankruptcy........................................................................33
         13.3.    Effects of Termination.........................................................................34
                  13.3.1. For Certain Material Breaches..........................................................34
                  13.3.2. For Failure to Make a Milestone Payment................................................35
                  13.3.3. For Convenience........................................................................36
                  13.3.4. [Intentionally Omitted]................................................................37
                  13.3.5. Upon Bankruptcy........................................................................38


                  13.3.6. Fair Value.............................................................................39
         13.4.    Inventory......................................................................................39
         13.5.    Survival of Rights and Duties..................................................................40

ARTICLE 14.  MISCELLANEOUS.......................................................................................40
         14.1.    Cooperation....................................................................................40
         14.2.    Exchange Controls..............................................................................40
         14.3.    Withholding Taxes..............................................................................40
         14.4.    Interest on Late Payments......................................................................40
         14.5.    Force Majeure..................................................................................41
         14.6.    Assignment.....................................................................................41
         14.7.    Severability...................................................................................41
         14.8.    Notices........................................................................................41
         14.9.    Applicable Law.................................................................................43
         14.10.   Arbitration....................................................................................43
                  14.10.1. General...............................................................................43
                  14.10.2. Procedure.............................................................................43
         14.11.   Entire Agreement...............................................................................44
         14.12.   Headings.......................................................................................44
         14.13.   Independent Contractors........................................................................44
         14.14.   Waivers........................................................................................44
         14.15.   Counterparts...................................................................................44

Appendix A - Form of Press Release...............................................................................47

                              AMENDED AND RESTATED

                             COLLABORATION AGREEMENT


     THIS AMENDED AND RESTATED COLLABORATION AGREEMENT dated as of April 1, 2000 (the "AGREEMENT") is made by and among GelTex Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 153 Second Avenue, Waltham, Massachusetts 02451 ("GELTEX"), Genzyme Corporation, a Massachusetts corporation having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("GENZYME"), and RenaGel LLC, a Delaware limited liability company having its principal place of business at 153 Second Avenue, Waltham, Massachusetts 02451 ("RENAGEL LLC"). GelTex, Genzyme and RenaGel LLC are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES." This Agreement amends and restates the Collaboration Agreement dated as of June 17, 1997 entered into by and among GelTex, Genzyme and RenaGel LLC, as amended.

                                 R E C I T A L S

     WHEREAS, GelTex is currently developing RenaGel(R) non-absorbed phosphate binder, an orally administered hydrogel intended to control hyperphosphatemia in patients with chronic kidney failure; and

     WHEREAS, Genzyme has expertise in the areas of development and marketing of bio-pharmaceutical products; and

     WHEREAS, RenaGel LLC has been organized by GelTex for use as the vehicle for a joint venture between GelTex and Genzyme to develop and commercialize the Collaboration Products (as defined herein) throughout the world (excluding the Chugai Territory (as defined herein)).

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the Parties mutually agree as follows:


                             ARTICLE 1. DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below. Certain other capitalized terms are defined elsewhere in this Agreement.

     1.1. "ABBOTT AGREEMENT" shall mean the Development Agreement dated November 21, 1995 by and between GelTex and Abbott Laboratories ("ABBOTT").

     1.2. "AFFILIATE" shall mean any corporation or other entity which controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

     1.3. "CHUGAI AGREEMENT" shall mean the License Agreement dated as of December 26, 1994 by and between GelTex and Chugai Pharmaceutical Co. Ltd. ("CHUGAI"), as in effect as of the Effective Date.

     1.4. "CHUGAI TERRITORY" shall mean Japan, Taiwan, South Korea, Peoples Republic of China, Singapore, Malaysia, India, Thailand, Vietnam, Indonesia, Philippines, New Zealand and Australia.

     1.5. "COLLABORATION PRODUCT" shall mean any product developed for use in the Field by a Party utilizing, based upon or arising out of the GelTex Patent Rights, the Genzyme Patent Rights, the GelTex Technology, the Genzyme Technology or the Manufacturing Know-How owned or controlled by any Party, including without limitation RenaGel(R) non-absorbed phosphate binder ("RENAGEL(R)") and any and all improvements, combination products, delivery systems and dosage forms related thereto.

     1.6. "COMMERCIALIZATION COSTS" with respect to a Collaboration Product shall mean the direct variable costs and direct fixed costs incurred by RenaGel LLC with respect to work performed by the Parties and their Affiliates and subcontractors in connection with the conduct of the Commercialization Plan for such Collaboration Product, including without limitation sales and marketing costs related to performing market research, advertising, producing promotional literature, sponsoring seminars and symposia, originating sales and providing reimbursement and other patient support services, and distribution costs. For purposes of this Section 1.6, "DIRECT VARIABLE COSTS" shall be deemed to be the cost of labor, raw materials, supplies and other resources directly consumed in the conduct of the Commercialization Plan. For purposes of this Section 1.6, "DIRECT FIXED COSTS" shall be deemed to be the cost of facilities, utilities, insurance, equipment depreciation and other fixed costs directly related to the conduct of the Commercialization Plan, allocated based upon the proportion of such costs directly attributable to support of the Commercialization Plan or by such other method of cost allocation as may be approved by the Steering Committee. All cost determinations made hereunder shall be made in accordance with GAAP.

     1.7. "COMMERCIALIZATION PLAN" shall mean the comprehensive plan for the commercialization of a Collaboration Product, as more specifically described in
Section 6.1.1 hereof.

     1.8. "DEVELOPMENT COSTS" with respect to a Collaboration Product shall mean the direct variable costs and direct fixed costs incurred by RenaGel LLC on or after the Effective

Date with respect to work performed by the Parties and their Affiliates and subcontractors in connection with the conduct of the Development Plan for such Collaboration Product, including without limitation (a) direct, out-of-pocket external costs, including clinical grants, clinical laboratory fees, positive controls and the cost of studies conducted and services provided by contract research organizations and individuals, consultants, toxicology contractors and manufacturers necessary or useful for the purpose of obtaining Regulatory Approvals for such Collaboration Product, (b) amounts paid to GelTex and Genzyme by RenaGel LLC in respect of research and development and pre-commercialization sales and marketing efforts as set forth in the Development Plan for such Collaboration Product, (c) amounts paid to contract manufacturers to develop a process for the manufacture of such Collaboration Product (including amounts payable to Dow Chemical after the Effective Date pursuant to the Dow Research Agreement) and for FDA qualification efforts and amounts payable to Abbott pursuant to the Abbott Agreement after the Effective Date, (d) amounts paid to purchase capital equipment used to manufacture such Collaboration Product (including amounts payable to Dow Chemical after the Effective Date pursuant to the Dow Agreement) and the Fully Absorbed Cost of Goods for batches of such Collaboration Product manufactured and supplied for use in pre-clinical and clinical trials, (e) costs related to data management, statistical designs and studies, document preparation and other expenses associated with the clinical testing program for such Collaboration Product and (f) costs for preparing, submitting, reviewing or developing data or information for the purpose of submission of applications to obtain Regulatory Approvals for such Collaboration Product. For purposes of this Section 1.8, "DIRECT VARIABLE COSTS" shall be deemed to be the cost of labor, raw materials, supplies and other resources directly consumed in the conduct of the Development Program. For purposes of this Section 1.8, "DIRECT FIXED COSTS" shall be deemed to be the cost of facilities, utilities, insurance, equipment depreciation and other fixed costs directly related to the conduct of the Development Program, allocated based upon the proportion of such costs directly attributable to support of the Development Program or by such other method of cost allocation as may be approved by the Steering Committee. All cost determinations made hereunder shall be made in accordance with GAAP.

     1.9. "DEVELOPMENT PLAN" shall mean the comprehensive plan and budget for the development of a Collaboration Product under the Development Program, as more specifically described in Section 5.1.2 hereof.

     1.10. "DEVELOPMENT PROGRAM" shall mean the pre-clinical and clinical development of Collaboration Products, including the preparation and filing of all applications for Regulatory Approvals for each Collaboration Product.

     1.11. "DISTRIBUTION MARGIN" with respect to Net Sales of a Collaboration Product shall mean the amount of the Distributor's Discount PLUS the amount by which Genzyme's actual selling price exceeds the Estimated Net Selling Price OR, if Genzyme's actual selling price is less than the Estimated Net Selling Price for such Collaboration Product, MINUS the amount of such difference. "Genzyme's actual selling price shall be Genzyme's gross invoiced sales price billed to customers reduced to reflect any amounts incurred resulting from any rebates, charge backs or refunds subsequently allowed and taken.

     1.12. "DISTRIBUTOR'S DISCOUNT" shall mean the dollar amount per unit of Collaboration Product fixed by the Steering Committee as a discount from the Estimated Net Selling Price at which Genzyme purchases such Collaboration Product from RenaGel LLC. In the event that RenaGel LLC does not have sufficient items of gross income to allocate to the GelTex Companies in accordance with
Section 5.2(b) of the Operating Agreement with respect to any two consecutive calendar quarters, the Steering Committee shall adjust the Distributor's Discount to ensure, to the extent possible, that for future calendar quarters the GelTex Companies will receive an allocation of items of gross income and a subsequent distribution from RenaGel LLC in an amount equal to the Distribution Margin taken by Genzyme during such calendar quarters, or such other amount as may be owed to the GelTex Companies as a result of a change in the aggregate Percentage Interest of the GelTex Companies from fifty percent (50%).

     1.13. "DOW AGREEMENT" shall mean the Contract Manufacturing Agreement dated as of April 21, 1997 by and between GelTex and The Dow Chemical Company ("DOW CHEMICAL") and the related Ground Lease and Equipment Lease of even date therewith.

     1.14. "DOW RESEARCH AGREEMENT" shall mean the Research Services Agreement dated as of September 1, 1996 by and between GelTex and Dow Chemical, as amended by the Amendment to Research Service Agreement dated as of April 21, 1997.

     1.15. "EFFECTIVE DATE" shall mean the date appearing on the cover page of this Agreement.

     1.16. "ESTIMATED NET SELLING PRICE" with respect to a Collaboration Product shall mean the price estimated by the Steering Committee at which such Collaboration Product will be sold by Genzyme to Third Party customers purchasing such Collaboration Product for resale. The Estimated Net Selling Price shall be set forth in the Commercialization Plan for such Collaboration Product. The Steering Committee may adjust the Estimated Net Selling Price for a Collaboration Product to the extent necessary or appropriate to reflect changes in market conditions and actual sales experience.

     1.17. "FIELD" shall mean all indications for non-absorbed products which achieve their primary therapeutic effect by binding phosphate.

     1.18. "FDA" shall mean the United States Food and Drug Administration, any successor agency or the regulatory authority of any country other than the United States with responsibilities comparable to those of the United States Food and Drug Administration.

     1.19. "FULLY ABSORBED COST OF GOODS" with respect to a Collaboration Product shall mean (a) the transfer price for batches of such Collaboration Product purchased from Third Party contract manufacturers plus the amount of the royalties ("NITTOBO ROYALTIES") paid by GelTex to

Nittobo with respect to the manufacture of the Starting Material (hereinafter defined) and the cost of the Starting Material (to the extent such cost is not incorporated into the transfer price for the batches of the Collaboration Product) for the manufacture of RenaGel(R) pursuant to the Nittobo License or
(b) if such Collaboration Product is manufactured by RenaGel LLC, the direct variable costs and direct fixed costs associated with the manufacture of batches of such Collaboration Product plus the Nittobo Royalties and the cost of the Starting Materials. For purposes of this Section 1.19, "DIRECT VARIABLE COSTS" shall be deemed to be the cost of labor, raw materials, supplies and other resources directly consumed in the manufacture of batches of such Collaboration Product. For purposes of this Section 1.19, "DIRECT FIXED COSTS" shall be deemed to be the cost of facilities, utilities, insurance, equipment depreciation and other fixed costs directly related to the manufacture of batches of such Collaboration Product. Direct fixed costs shall be allocated to such Collaboration Product based upon the proportion of such costs directly attributable to support of the manufacturing process for such Collaboration Product. If a RenaGel LLC facility is used to manufacture Collaboration Products and products for other programs of either GelTex or Genzyme (including without limitation products for use in the Chugai Territory), Fully Absorbed Cost of Goods shall be allocated in proportion to the use of such facility for the manufacture of Collaboration Products and products for such other programs. Fully Absorbed Cost of Goods shall exclude all costs otherwise reimbursed pursuant to this Agreement. Except as otherwise provided in this Agreement, all cost determinations made hereunder shall be made in accordance with GAAP.

     1.20. "GAAP" shall mean United States generally accepted accounting principles, consistently applied, except when different accounting principles are required under the terms of the Operating Agreement, in which case the accounting principles mandated under the Operating Agreement shall control.

     1.21. "GELTEX COMPANIES" shall mean GelTex and RenaGel, Inc., a Delaware corporation and a wholly-owned subsidiary of GelTex ("RENAGEL, INC.").

     1.22. "GELTEX PATENT RIGHTS" shall mean all present and, to the extent such Patent Rights claim * that are discovered, made or conceived during and in connection with the Program, future Patent Rights owned or controlled by, or licensed (with the right to sublicense) to, GelTex, to the extent that such Patent Rights cover a compound, composition, biological or other material, product-by-process, method, apparatus, manufacturing or other process, relating to or useful in the Field.

     1.23. "GELTEX TECHNOLOGY" shall mean all present and, to the extent such Technology is discovered, made or conceived during and in connection with the Program, future Technology owned or controlled by, or licensed (with the right to sublicense) to, GelTex relating to or useful in the Field, including without limitation Chugai Program Technology (as defined in the Chugai Agreement).


* Confidential Information omitted and filed separately.

     1.24. "GENZYME PATENT RIGHTS" shall mean Patent Rights claiming * discovered, made or conceived during and in connection with the Program that are owned or controlled by, or licensed (with the right to sublicense) to, Genzyme, to the extent that such Patent Rights cover a compound, composition, biological or other material, product-by-process, method, apparatus, manufacturing or other process, relating to or useful in the Field.

     1.25. "GENZYME TECHNOLOGY" shall mean Technology discovered, made or conceived during and in connection with the Program, that is owned or controlled by, or licensed (with the right to sublicense) to, Genzyme relating to or useful in the Field.

     1.26. "MAJOR MARKET COUNTRIES" shall mean the *.

     1.27. "MANUFACTURING KNOW-HOW" shall mean all information, techniques, inventions, discoveries, improvements, practices, methods, knowledge, skill, experience and other technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon, relating to or necessary or useful for the production, packaging, storage and transportation of Collaboration Products, including without limitation manufacturing processes developed by Abbott and Dow Chemical pursuant to the Abbott Agreement and the Dow Research Agreement, respectively, specifications, acceptance criteria, manufacturing batch records, standard operating procedures, engineering plans, installation, operation and process qualification protocols for equipment, validation records, master files submitted to the FDA, process validation reports, environmental monitoring processes, test data including pharmacological, toxicological and clinical test data, cost data and employee training materials.

     1.28. "MEMBER" shall mean, upon execution and delivery of the Operating Agreement, Genzyme, GelTex and RenaGel, Inc.

     1.29. "NDA" shall mean a new drug application filed with the FDA after completion of human clinical trials to obtain marketing approval for a Collaboration Product.

     1.30. "NET PROFIT" of RenaGel LLC for any period shall be equal to (a) the sum during such period of (i) Net Sales of all Collaboration Products sold directly by RenaGel LLC, (ii) all revenues received by RenaGel LLC or Genzyme from Third Parties as consideration for sublicensing the manufacture, use, distribution or sale of Collaboration Products and (iii) all other revenues of RenaGel LLC from any source LESS (b) all expenses incurred by RenaGel LLC during such period, including expenses incurred in respect of Development Costs and Commercialization Costs. All cost determinations made hereunder shall be made in accordance with GAAP.

     1.31. "NET SALES" with respect to Collaboration Products shall mean the gross invoiced sales price of such Collaboration Product billed (a) to independent Third Party customers,


* Confidential Information omitted and filed separately.

including without limitation distributors other than Genzyme and its Affiliates, in bona fide arms-length transactions and (b) to Genzyme and its Affiliates, LESS, in both cases for purposes only of calculating the payments set forth in
Article 13 hereof, to the extent such amounts are included in the gross invoiced sales price, actual: (i) freight and insurance costs incurred in transporting such Collaboration Product to such customers; (ii) quantity, cash and other trade discounts actually allowed and taken; (iii) customs duties, surcharges and taxes and other governmental charges incurred in connection with the exportation or importation of such Collaboration Product in final form; (iv) bad debt expense; (v) amounts repaid or credited by reason of rejections (due to Collaboration Product spoilage, damage, expiration of useful life or otherwise) or retroactive price reductions; (vi) amounts incurred resulting from governmental mandated rebate or discount programs; and (vii) Third Party rebates and chargebacks actually allowed and taken, including hospital buying group chargebacks, hospital buying group/group purchasing organization administration fees or managed care organization rebates. The Steering Committee shall determine how any transfers of Collaboration Products by RenaGel LLC to Genzyme and its Affiliates for use as samples shall be treated for purposes of this
Section 1.31, and RenaGel LLC shall make such transfers in accordance with such determination. The amount of Net Sales for any period shall be determined on the basis of sales recorded in such period in accordance with GAAP.

     1.32. "NITTOBO LICENSE" shall mean the Agreement dated June 9, 1997 by and between GelTex and Nitto Boseki Co., Ltd. ("NITTOBO")

     1.33. "OPERATING AGREEMENT" shall mean the Operating Agreement of RenaGel LLC dated of even date herewith by and among GelTex, Genzyme and RenaGel, Inc.

     1.34. "PATENT RIGHTS" shall mean patents, patent applications, certificates of invention, or applications for certificates of invention, together with any extensions, registrations, confirmations, reissues, divisions, continuations or continuations-in-part, re-examinations or renewals thereof.

     1.35. "PROGRAM" shall mean the collaboration among RenaGel LLC, GelTex and Genzyme described in this Agreement.

     1.36. "PROGRAM COSTS" shall mean all Program-related costs, including without limitation Development Costs, Commercialization Costs, the Nittobo Royalties and the costs of the Starting Material (to the extent such cost is not included in the cost of the Collaboration Products purchased from contract manufacturer(s)), in each case as such costs are incurred or accrued on or after the Effective Date.

     1.37. "PROGRAM MANAGEMENT TEAM" shall mean the joint team composed of representatives of GelTex and Genzyme described in Section 8.1.1 hereof.

     1.38. "PURCHASE AGREEMENT" shall mean the Purchase Agreement dated of even date herewith by and between GelTex and Genzyme.

     1.39. "REGULATORY APPROVALS" shall mean all approvals from regulatory authorities in any country required lawfully to market Collaboration Products in any such country, including without limitation any NDA approvals and any product pricing approvals where applicable.

     1.40. "REGULATORY SCHEME" shall mean the United States Public Health Service Act and the regulations, interpretations and guidelines promulgated thereunder by the FDA or the regulatory scheme applicable to the Collaboration Products in any country other than the United States, as such statutes, regulations, interpretations and guidelines or regulatory schemes may be amended from time to time.

     1.41. "SPECIFICATIONS" with respect to a Collaboration Product shall mean the written specifications for such Collaboration Product determined by the Program Management Team and approved by the Steering Committee; provided, that such specifications shall at all times comply with the relevant Regulatory Scheme in the country of sale and in the country of use. The Specifications may be amended from time to time by the Program Management Team; provided, that such amendments are approved by the Steering Committee or the written agreement of GelTex and Genzyme, as the case may be. Copies of such Specifications shall be maintained by both GelTex and Genzyme, and shall become a part of this Agreement as if incorporated herein.

     1.42. "STEERING COMMITTEE" shall mean the governing body of RenaGel LLC composed of representatives of GelTex and Genzyme described in Section 8.2.1 hereof.

     1.43. "TECHNOLOGY" shall mean inventions, trade secrets, copyrights, know-how, data and other intellectual property of any kind (including without limitation any proprietary materials, compounds or reagents, but not including Patent Rights).

     1.44. "TERRITORY" shall mean all countries of the world, excluding the Chugai Territory.

     1.45. "THIRD PARTY" shall mean any entity other than RenaGel LLC, GelTex, RenaGel, Inc. or Genzyme and their respective Affiliates.

     1.46. "WHOLESALE ACQUISITION COST" with respect to a Collaboration Product shall mean the price set by the Steering Committee as the catalogue price for such Collaboration Product. The Steering Committee may adjust the Wholesale Acquisition Cost for a Collaboration Product to the extent necessary or appropriate to reflect changes in market conditions and actual sales experience.

               ARTICLE 2. SCOPE AND STRUCTURE OF THE COLLABORATION

     2.1. GENERAL. GelTex has previously formed RenaGel LLC as the vehicle for a joint venture between GelTex and Genzyme to develop and commercialize Collaboration Products in and throughout the Territory. GelTex is the sole initial member of RenaGel LLC and, immediately following the execution and delivery of this Agreement, will transfer and assign one percent (1%) of its interest in RenaGel LLC to RenaGel, Inc., and RenaGel, Inc. will be admitted as a Member of RenaGel LLC. Immediately thereafter, GelTex will sell and assign to Genzyme a fifty percent (50%) interest in RenaGel LLC (subject to adjustment pursuant to Section 4.2 hereof and pursuant to the Operating Agreement) pursuant to the Purchase Agreement and Article 4 hereof and, upon execution and delivery of the Operating Agreement, Genzyme will be admitted as a Member of RenaGel LLC. RenaGel LLC will undertake the Development Program for each of the Collaboration Products, with each of the Parties assuming responsibility for those portions of the Development Program allocated to it under this Agreement or under the Development Plan. Upon completion of the Development Program, RenaGel LLC or its designated subcontractor will manufacture the Collaboration Products for commercial sale and Genzyme will market and sell the Collaboration Products as exclusive distributor for RenaGel LLC on the terms and conditions set forth in this Agreement or such other terms and conditions as the Parties may agree upon.

     2.2. EXCLUSIVE RELATIONSHIP. During the term of this Agreement, neither RenaGel LLC, GelTex nor Genzyme, nor any of their respective Affiliates shall independently, or with a Third Party, conduct research regarding, or engage in the manufacture, marketing, sale or distribution of, products in the Field and in the Territory other than as part of the Program. In addition, during the two-year period following termination of this Agreement, neither (a) the breaching Party or its Affiliates in the case of termination pursuant to Section
13.2.1 hereof, (b) Genzyme or its Affiliates in the case of termination pursuant to Section 13.2.2 hereof, (c) the terminating Party and its Affiliates in the case of termination pursuant to Section 13.2.3 hereof or (d) the non-terminating Party and its Affiliates in the case of termination pursuant to Sections 13.2.4 and 13.2.5 hereof shall independently, or with a Third Party, conduct research regarding, or engage in the manufacture, marketing, sale or distribution of, products in the Field in the Territory; provided, however, that in the event that this Agreement is terminated pursuant to Section 13.2.3 and the non-terminating Party does not exercise its option under Section 13.3.3(a), then the restrictions set forth in this sentence shall not apply.

     2.3. CHUGAI AGREEMENT. Genzyme and RenaGel LLC each hereby acknowledges that GelTex has granted a license to Chugai to make, use and sell RenaGel(R) in the Chugai Territory and that, pursuant to the Chugai Agreement, GelTex is obliged to provide Chugai with copies of all U.S. regulatory filings for RenaGel(R) and all data from toxicology and pharmacology studies and clinical trials of RenaGel(R) conducted by or under the supervision of GelTex. The Parties also understand that the contract manufacturer to be engaged by RenaGel LLC hereunder may also be engaged by Chugai to manufacture RenaGel(R) for development, use and/or sale in the Chugai Territory. Each of the Parties hereby acknowledges that none of the amounts payable by Chugai to GelTex under the Chugai Agreement are subject to this Agreement. The Parties hereby agree that neither Genzyme nor RenaGel LLC shall bear any portion of the costs attributable to the development or manufacture of RenaGel(R) or any other products that may be subject to the Chugai Agreement for use in the Chugai Territory. The Parties also hereby agree that if any equipment owned or leased to RenaGel LLC is used for the manufacture of RenaGel(R) or any other products that may be subject to the Chugai Agreement for use in the Chugai Territory, GelTex and/or Chugai shall be solely responsible for the costs of the manufacturing such products for Chugai and neither Genzyme nor RenaGel LLC shall be entitled to any compensation for the use of such equipment; provided, however, that at all times the manufacture of Collaboration Products in accordance with Article 7 hereof shall be given priority with respect to the use of all equipment owned or leased by RenaGel LLC, subject to any limitations set forth in the Dow Agreement while such agreement is in full force and effect. GelTex shall keep the Steering Committee informed as to any Chugai Program Technology and Chugai In-Licensed Technology (as such terms are defined in the Chugai Agreement) that arises under the Chugai Agreement and upon request by the Steering Committee agrees to exercise its option under Section 2.2.2 of the Chugai Agreement to obtain a license to any Chugai In-Licensed Technology deemed by the Steering Committee to be necessary or desirable to include in the Program, which Technology shall be sublicensed to RenaGel LLC pursuant to Section 3.1.1 hereof.

     2.4. NITTOBO LICENSE. Pursuant to the Nittobo License, GelTex has obtained the non-exclusive license to use certain technology owned by Nittobo for the manufacture of the starting material (the "STARTING MATERIAL") for use in the manufacture of RenaGel(R) in the Territory. GelTex shall use commercially reasonable and diligent efforts to obtain the irrevocable and unconditional consent of Nittobo to the grant of a sublicense by GelTex to RenaGel LLC under the Nittobo License for the non-exclusive right (including the right to grant sublicenses) to use, manufacture and sell the Starting Material, and shall grant such a sublicense to RenaGel LLC promptly upon obtaining said consent from Nittobo. GelTex shall be solely responsible for paying all amounts payable to Nittobo under the Nittobo License other than the Nittobo Royalties, and GelTex will not charge RenaGel LLC for such amounts.


                  ARTICLE 3. GRANTS AND RESERVATIONS OF RIGHTS

     3.1. ASSIGNMENTS AND LICENSES TO RENAGEL LLC.

          3.1.1. GRANTS FROM GELTEX. Except as otherwise expressly provided herein, GelTex hereby grants to RenaGel LLC (a) the exclusive (except with respect to licenses previously granted to (i) Dow Chemical and its sublicensees, if any, pursuant to the Dow Agreement and (ii) Abbott Laboratories, pursuant to the Abbott Agreement), irrevocable (during the term of this Agreement), royalty-free right and license, with the right to grant sublicenses, under the GelTex Patent Rights, the GelTex Technology and the Manufacturing Know-How owned or controlled by GelTex to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products for use in the Territory in the Field (provided, however, that with respect to Manufacturing Know-How licensed by GelTex from Dow Chemical and Abbott, the license granted by GelTex to RenaGel LLC for such Manufacturing Know-How pursuant to this clause (a) shall be for the same level of exclusivity as the rights held by GelTex with respect thereto), (b) the exclusive, irrevocable (during the term of this Agreement) royalty-free right and license, with the right to grant sublicenses, to use the registered trademark "RenaGel(R)" in the Territory and (c) the non-exclusive, irrevocable (during the term of this Agreement) right and sublicense under any Chugai In-Licensed Technology (as defined in the Chugai Agreement) as to which GelTex may obtain a license in accordance with Section 2.3 hereof to develop, make, have made, use, offer for sale, sell, have made, sold, import and export Collaboration Products for use in the Territory in the Field.

          3.1.2. GRANTS FROM GENZYME. Except as otherwise expressly provided herein, Genzyme hereby grants to RenaGel LLC the exclusive, irrevocable (during the term of this Agreement), royalty-free right and license, with the right to grant sublicenses, under the Genzyme Patent Rights, the Genzyme Technology and the Manufacturing Know-How owned or controlled by Genzyme, to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products for use in the Territory in the Field.

          3.1.3. TECHNOLOGY OR PATENT RIGHTS DEVELOPED OUTSIDE THE PROGRAM. In the event that either GelTex or Genzyme develops, acquires rights to or otherwise comes to own or control Technology or Patent Rights after the Effective Date other than in connection with the Program and such Technology or Patent Rights are useful in the Field, the Party owning or controlling such Technology or Patent Rights hereby grants to RenaGel LLC an option exercisable at the discretion of the Steering Committee to obtain an exclusive, irrevocable (during the term of this Agreement) right and license, with the right to grant sublicenses, to such Technology or Patent Rights limited to use in the Territory and in the Field to the extent necessary to enable RenaGel LLC to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products, in each case subject only to RenaGel LLC's undertaking to pay (a) a commercially reasonable portion of all costs incurred by GelTex or Genzyme, as the case may be, to acquire such Technology or Patent Rights, (b) a commercially reasonable portion of any and all development or other costs incurred by GelTex or Genzyme, as the case may be, since the date such Party acquired such Technology or Patent Rights and (c) all royalties, sublicense fees and other costs or expenses payable to Third Parties associated with the acquisition or use of such license by RenaGel LLC; provided, however, that if GelTex or Genzyme does not own or have exclusive rights to such Technology or Patent Rights, the license subject to RenaGel LLC's option hereunder shall be for the same level of exclusivity as the rights held by GelTex or Genzyme with respect to such Technology or Patent Rights.

          3.1.4. RENAGEL LLC UNDERTAKINGS; SUBLICENSES In consideration of the licenses granted under this Section 3.1, RenaGel LLC hereby undertakes to pay all royalties, sublicense fees and other costs or expenses payable to Third Parties associated with the acquisition or use of such license by RenaGel LLC. Except as provided in Section 3.2 below, all sublicenses granted by RenaGel LLC shall be subject to prior written approval by the Steering Committee.

     3.2. LICENSES OF RIGHTS FROM RENAGEL LLC TO GELTEX AND GENZYME. RenaGel LLC hereby grants to each of GelTex and Genzyme a non-exclusive, irrevocable right and sublicense under the Patent Rights, Technology and Manufacturing Know-How licensed to it pursuant to Section 3.1 above solely to the extent required to permit such Party to perform its duties under this Agreement. RenaGel LLC also hereby agrees to grant to each of GelTex and Genzyme a non-exclusive, irrevocable right and sublicense under any Chugai In-Licensed Technology or any other Technology or Patent Rights as to which RenaGel LLC elects to obtain a license pursuant to Sections 2.3 and 3.1.3 above solely to the extent required to permit such Party to perform its duties under this Agreement. RenaGel LLC hereby grants to Genzyme a non-exclusive, irrevocable (during the term of this Agreement) right and license to use any and all present and future trademarks owned by or licensed (with the right to sublicense) to RenaGel LLC, including without limitation the registered trademark "RenaGel(R)", in connection with the commercialization of Collaboration Products in the Territory to the extent required to permit Genzyme to perform its duties under this Agreement.

     3.3. RESERVATION OF RIGHTS. Notwithstanding the license grants set forth in
Section 3.1 above, GelTex at all times reserves the right under the GelTex Patent Rights, the GelTex Technology and the Manufacturing Know-How owned or controlled by GelTex to (i) make, have made and use Collaboration Products for research and development purposes outside of the Field, (ii) develop, make, have made, use, offer for sale, sell, have sold, import and export products outside the Field or outside of the Territory and (iii) grant licenses to Third Parties for the foregoing purposes. Notwithstanding the license grants set forth in
Section 3.1 above, Genzyme at all times reserves the right under the Genzyme Patent Rights, the Genzyme Technology and the Manufacturing Know-How owned or controlled by Genzyme (i) to make, have made and use Collaboration Products for research and development purposes outside of the Field, (ii) to develop, make, have made, use, offer for sale, sell, have sold, import and export products outside the Field and (iii) to grant licenses to Third Parties for the foregoing purposes.


                 ARTICLE 4. EQUITY INVESTMENTS; PROGRAM FUNDING

     4.1. EQUITY INVESTMENTS. Immediately after the execution and delivery of this Agreement and the assignment by GelTex of one percent (1%) of its interest in RenaGel LLC to RenaGel, Inc., GelTex shall (a) issue and sell to Genzyme, and Genzyme shall purchase from GelTex, one hundred thousand (100,000) shares of the common stock, $.01 par value per share, of GelTex (the "SHARES") for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) payable by Genzyme to GelTex upon the execution and delivery of the Purchase Agreement in accordance with the terms thereof and (b) assign, transfer and sell to Genzyme a fifty percent (50%) interest in RenaGel LLC (subject to adjustment pursuant to Section 4.2 below and pursuant to the Operating Agreement) (the "LLC INTEREST") for an aggregate purchase price of Twenty-Five Million Ten Dollars ($25,000,010) payable as follows: (i) Ten Dollars ($10) payable by Genzyme to GelTex upon execution of the Purchase Agreement; (ii) Fifteen Million Dollars ($15,000,000) payable by Genzyme to GelTex within thirty
(30) days following receipt by GelTex of FDA approval of the NDA for RenaGel(R); and (iii) Ten Million Dollars ($10,000,000) payable by Genzyme to GelTex on the first anniversary of the date of receipt by GelTex of FDA approval of the NDA for RenaGel(R), all in accordance with the terms and conditions of the Purchase Agreement. All of the aforementioned payments shall be made in United States dollars by certified or bank check or wire transfer.

     4.2. PROGRAM FUNDING COMMITMENT. Genzyme hereby undertakes to make capital contributions to RenaGel LLC in an amount equal to fifty percent (50%) of all Program Costs and GelTex hereby undertakes to make capital contributions to RenaGel LLC on behalf of the GelTex Companies in an aggregate amount equal to fifty percent (50%) of all Program Costs. In the event that either GelTex, on behalf of the GelTex Companies, or Genzyme fails to make a capital contribution pursuant to Section 4.3 below, and the other Party does not elect to terminate this Agreement pursuant to Section
13.2.1 hereof, then the Percentage Interest (as defined in the Operating Agreement) in RenaGel LLC and the future funding responsibility of the defaulting Party (and, in the case of a default by GelTex, RenaGel, Inc.) shall be adjusted proportionately as provided in Section 4.1(b) of the Operating Agreement.

     4.3. PROGRAM FUNDING CAPITAL CONTRIBUTIONS.

          4.3.1. INITIAL CAPITAL CONTRIBUTIONS. Within five (5) working days after the Effective Date, GelTex, on behalf of the GelTex Companies, and Genzyme shall each make a capital contribution to RenaGel LLC in an amount equal to one-half of the Program Costs budgeted to be incurred by RenaGel LLC from the Effective Date through and including July 31, 1997.

          4.3.2. MONTHLY CAPITAL CONTRIBUTIONS. With respect to each calendar month after July 1997, during the Program Genzyme and GelTex, on behalf of the GelTex Companies, shall each make capital contributions to RenaGel LLC, monthly in advance, not later than the fifteenth (15th) day of the prior calendar month, in an aggregate amount equal to one-third of the Program Costs budgeted to be incurred by RenaGel LLC in any then-current Development Plan or Commercialization Plan for the calendar quarter in which such calendar month occurs, allocated between such Parties in accordance with the funding responsibility assumed by Genzyme and GelTex, on behalf of the GelTex Companies, pursuant to Section 4.2 above. Upon receipt of each such capital contribution from Genzyme or GelTex, as the case may be, RenaGel LLC shall promptly pay each of the Parties an amount equal to that portion of the budgeted Program Costs to which they are respectively entitled.

          4.3.3. QUARTERLY STATEMENTS; QUARTERLY RECONCILIATION. Within thirty
(30) days after the end of each of the first three calendar quarters of each year and within sixty (60) days after the end of each calendar year, each of GelTex and Genzyme shall provide RenaGel LLC with a detailed itemization of its Program Costs actually incurred during the previous quarter. Within thirty (30) days following receipt of the quarterly statement of actual Program Costs provided by each of GelTex and Genzyme, GelTex, on behalf of the GelTex Companies, and Genzyme shall each make an additional capital contribution to RenaGel LLC in accordance with the funding responsibility assumed by the Parties pursuant to Section 4.2 above in the aggregate amount of any actual Program Costs shown on such statement and not yet paid for, but only to the extent that such amount, together with all prior capital contributions to date during such year, does not exceed * of the Program Costs budgeted year-to-date through the end of the quarter to which such statement relates (except to the extent such excess is approved by the Steering Committee pursuant to Sections 5.1.3 or 6.1.2 hereof). If the aggregate amount stated to be due from RenaGel LLC in such quarterly statements for actual Program Costs is less than the amount already contributed by the Parties to the capital of RenaGel LLC with respect to budgeted Program Costs for such calendar quarter, such excess shall be credited pro rata against the next successive monthly capital contribution due from Genzyme, GelTex or RenaGel, Inc. hereunder.


* Confidential Information omitted and filed separately.

     4.4. DISTRIBUTIONS. Distributions shall be made semi-annually to each Member in amounts determined in accordance with the Operating Agreement. Amounts available for distribution shall be calculated for each calendar quarter after the date of the first sale of a Collaboration Product by RenaGel LLC following Regulatory Approval of such Collaboration Product and shall be reported to each Member within ninety (90) days following the end of each such quarter. All distributions to Members will be accompanied by a report setting forth the basis for such distribution. Such reports shall be subject to audit rights as set forth in Section 4.5 below, mutatis mutandis.

     4.5. BOOKS OF ACCOUNT; AUDIT. Genzyme shall keep and maintain proper and complete books of account on behalf of RenaGel LLC. Each of GelTex and Genzyme shall keep and maintain proper and complete records and books of account documenting all Program Costs incurred by it. GelTex and Genzyme shall each permit independent accountants retained by the other Parties to have access to its records and books for the sole purpose of determining the appropriateness of Program Costs charged by the non-auditing Party hereunder. Such examination shall be conducted during regular business hours and upon reasonable advance notice, at the auditing Party's own expense and no more than once in each calendar year during the term of this Agreement and once during the three (3) calendar years following the termination hereof. If such examination reveals that such Program Costs have been overstated, any overpayment shall be promptly refunded. The auditing Party shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals an overcharge of * or more for the period examined, in which case the Party who received such overpayment shall pay all reasonable costs and expenses incurred by the auditing Party in the course of making such determination, including the fees and expenses of the accountant.


                       ARTICLE 5. THE DEVELOPMENT PROGRAM

     5.1. CONDUCT OF THE DEVELOPMENT PROGRAM.

          5.1.1. GENERAL. Each of the Parties hereby agrees to collaborate diligently in the development of Collaboration Products in the Field and to use commercially reasonable and diligent efforts to develop, obtain Regulatory Approvals for and bring to market Collaboration Products in the Field and in the Territory as soon as practicable, all in accordance with the Development Plan and the Commercialization Plan for each Collaboration Product. The Parties agree to execute and substantially perform and to cooperate with each other in carrying out the Development Plan for each Collaboration Product. No Party shall be required to undertake activities in furtherance of the Development Plan or Commercialization Plan in the absence of funding from RenaGel LLC pursuant to the provisions of this Agreement. As used in this Agreement, the term "COMMERCIALLY REASONABLE AND DILIGENT EFFORTS" shall mean that level of effort which, consistent with the exercise of prudent scientific and business judgment, is applied by the Party in question to its other therapeutic products at a similar stage of development and with similar commercial potential.

          5.1.2. DEVELOPMENT PLAN. The Development Program shall be conducted by RenaGel LLC under a Development Plan which shall describe the proposed overall program of


* Confidential Information omitted and filed separately.

development for each of the Collaboration Products, including pre-clinical studies, toxicology, formulation, clinical trials and regulatory plans and other key elements necessary to obtain Regulatory Approvals for each Collaboration Product. The Development Plan shall include a summary of estimated Development Costs expected during the development process through obtaining such Regulatory Approvals and a detailed description of and budget for all development activities proposed for each calendar year for each Collaboration Product.

          5.1.3. INITIAL AND UPDATED DEVELOPMENT PLAN. A preliminary initial Development Plan has been agreed to by the Parties for the period beginning on the Effective Date and ending on December 31, 1997. Within thirty (30) days after the Effective Date, GelTex, in consultation with the Program Management Team, shall submit to the Steering Committee for review and approval the definitive initial Development Plan for the period beginning on the Effective Date and ending on December 31, 1997. Upon such approval, the definitive initial Development Plan shall be signed by an authorized representative of each of GelTex and Genzyme. The Development Plan shall be updated annually by the Program Management Team and submitted to the Steering Committee for review and approval not later than sixty (60) days prior to January 1 of each year during the Development Program. Each such updated Development Plan shall include (a) an overall development plan for each Collaboration Product which sets forth all major development tasks remaining to be accomplished prior to submission of filings for Regulatory Approvals and (b) a detailed description and budget for the development activities proposed for the forthcoming calendar year, in each case including estimated time lines to accomplish such major tasks or detailed activities, respectively. The Program Management Team shall be primarily responsible for preparing the annual updates to the Development Plan and, in connection with the preparation of such updates, shall consult with GelTex and Genzyme regarding the identification, timing and execution of and budget for the major tasks and detailed activities required to perform the updated Development Plan. Each such updated Development Plan approved by the Steering Committee shall be signed by an authorized representative of each of GelTex and Genzyme. The members of the Program Management Team shall actively consult with one another throughout the term of the Development Program so as to adjust the specific work performed under the Development Plan to conform to evolving developments in technology and the results of the development work performed. While minor adjustments to the Development Plan may be made from time to time upon approval of the Program Management Team, significant changes in the scope or direction of the work and any changes in funding exceeding * of the total amount budgeted in any calendar year must be approved by the Steering Committee, in the absence of which approval the most recently approved Development Plan shall remain in effect.

          5.1.4. EXECUTION AND PERFORMANCE. The Development Plan shall allocate among the Parties responsibility for each of the activities described therein. The Parties shall use commercially reasonable and diligent efforts to conduct the activities described in the Development Plan. The Development Program shall be supervised by the Program Management Team. The Program Management Team will coordinate pre-clinical and clinical testing of the Collaboration Products and work with designated individuals at GelTex and Genzyme in the preparation of Regulatory Approval filings for the Collaboration Products.

          5.1.5. ATTENDANCE AT REGULATORY MEETINGS. Each Party shall provide the others


* Confidential Information omitted and filed separately.

with prior notice of all meetings between representatives of the notifying Party and regulatory authorities regarding any Collaboration Product. Except as otherwise provided herein, the Party receiving such notice shall have the right to have representatives present at all such meetings.

     5.2. DEVELOPMENT INFORMATION.

          5.2.1. REPORTS AND INFORMATION EXCHANGE. RenaGel LLC shall own all data accumulated from all pre-clinical studies and clinical trials of Collaboration Products in the Territory. Each of GelTex and Genzyme shall use commercially reasonable and diligent efforts to disclose to RenaGel LLC and to the other Party all material information relating to any Collaboration Product promptly after it is learned or its materiality is appreciated. The Party performing or supervising clinical trials of Collaboration Products in accordance with the Development Plan shall, on behalf and in the name of RenaGel LLC, maintain the database of clinical trial data accumulated from all clinical trials of Collaboration Products and of adverse reaction information for all such Collaboration Products. Each Party shall keep the Program Management Team informed as to its progress in the Development Plan. Within sixty (60) days following the end of each calendar quarter during the Development Program, each of GelTex and Genzyme shall provide to RenaGel LLC and to the other Party a reasonably detailed written report, which shall describe the progress to date of all activities for which such Party was allocated responsibility during such quarter under the Development Plan.

          5.2.2. ADVERSE REACTION REPORTING. Each of GelTex and Genzyme shall notify RenaGel LLC and the other Party of any adverse reaction information relating to any Collaboration Product within twenty-four (24) hours of the receipt of such information and as necessary for compliance with regulatory requirements. "ADVERSE REACTION INFORMATION" includes without limitation information relating to any experience that (a) suggests a significant hazard, contraindication, side effect or precaution, (b) is fatal or life threatening,
(c) is permanently disabling, (d) requires or prolongs inpatient hospitalization, (e) involves a congenital anomaly, cancer or overdose or (f) is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the United States labeling for the Collaboration Product.

          5.2.3. CLINICAL AND REGULATORY AUDITS. Each of GelTex and Genzyme shall permit RenaGel LLC and the other Party or the representatives of RenaGel LLC or the other Party to have access during regular business hours and upon reasonable advance notice, at the auditing Party's own expense and no more than once in each calendar year during the term of this Agreement, to the non-auditing Party's records and facilities relating to the Development Program for the purpose of monitoring compliance with Good Clinical Practice and other applicable requirements of the Regulatory Scheme.

     5.3. REGULATORY APPROVAL FILINGS. GelTex shall file the NDA for RenaGel(R) with the U.S. FDA in GelTex's name and shall promptly assign such NDA to RenaGel LLC upon receipt of U.S. FDA approval thereof. Regulatory Approval filings for Collaboration Products other than the NDA to be filed with the U.S. FDA for RenaGel(R) shall be filed in the name of RenaGel LLC. In the event that the Steering Committee determines that, due to the applicable provisions of the Regulatory Scheme, (i) any Regulatory Approval filings for Collaboration Products cannot be made by or in the name of RenaGel LLC (such as filings for European Regulatory Approvals) or (ii) it is not in the best interests of the Parties to make specific Regulatory Approval filings in the name of RenaGel LLC, then such filings shall be made by Genzyme, either by itself or through one or more of its Affiliates, as the Steering Committee shall determine. Prior to submission to the FDA and other governmental regulatory authorities, the Parties, through the Program Management Team, shall consult, cooperate in preparing and mutually agree on the content and scope of the Regulatory Approval filings. With respect to each such filing made by Genzyme and/or its Affiliates, Genzyme hereby agrees, and if such filing is made by one of its Affiliates, Genzyme shall cause such Affiliate to agree, to (a) hold the licenses issued in respect of such Regulatory Approval filings to the extent required by the Regulatory Scheme, (b) grant the Parties an irrevocable (during the term of this Agreement) right of access and reference to such Regulatory Approval filings, licenses and facilities, (c) reasonably cooperate with the Parties in keeping contract manufacturers engaged by RenaGel LLC or GelTex in accordance with Section 7.2 hereof informed as to any changes with respect to such Regulatory Approval filings and licenses to the extent necessary or advisable in connection with the manufacture and supply of Collaboration Products and (d) comply with the provisions of Article 13 hereof with respect to the ownership and/or disposition of such Regulatory Approvals in the event this Agreement is terminated and provide the level of cooperation described in Section 14.1 hereof in connection therewith.

     5.4. FACILITIES VISITS. Representatives of GelTex and Genzyme may visit all manufacturing sites and the sites of any clinical trials or other experiments being conducted by the other Parties in connection with the Development Program. If requested by the other Party, GelTex and Genzyme shall cause appropriate individuals working on the Development Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the Party responding to such request.


             ARTICLE 6. SALES, MARKETING AND ADMINISTRATIVE SERVICES

     6.1. COMMERCIALIZATION PLANS.

          6.1.1. GENERAL. The commercialization of each Collaboration Product shall be governed by a Commercialization Plan, which shall describe the overall plan for commercializing such Collaboration Product, including (a) a comprehensive marketing, sales, pricing, manufacturing, distribution and licensing strategy for such Collaboration Product in all applicable countries, including the Third Parties to be utilized and the arrangements with them that have been or are proposed to be agreed upon (including without limitation policies and procedures for adjustments, rebates, bundling and the like), (b) the estimated launch date, market and sales forecasts (in numbers of patients and local currency) and competitive analysis for such Collaboration Product and
(c) a detailed budget for the Commercialization Costs to be incurred in connection with performing such Commercialization Plan.

          6.1.2. INITIAL AND UPDATED COMMERCIALIZATION PLANS. Upon the submission of all Regulatory Approval filings for a Collaboration Product in any given country, Genzyme shall develop and submit to the Steering Committee for review and approval an initial Commercialization Plan in accordance with its customary standard for a product of comparable market potential, taking into consideration factors such as market conditions, regulatory factors, competition and the costs and profits of such Collaboration Product. Genzyme shall be primarily responsible for developing each Commercialization Plan and, in connection therewith, shall consult with GelTex regarding the identification, timing and execution of and budget for the major commercialization tasks required to perform the Commercialization Plan. Each Commercialization Plan shall be updated annually by Genzyme, in consultation with GelTex as herein provided, and shall be submitted to the Steering Committee for approval not later than sixty (60) days prior to January 1 of each year. Each Commercialization Plan approved by the Steering Committee shall be signed by an authorized representative of each of GelTex and Genzyme. While minor adjustments to the Commercialization Plan may be made from time to time without Steering Committee approval, significant changes in the scope or direction of the work and any changes in funding exceeding * of the total amount budgeted in any calendar year must be approved by the Steering Committee, and in the absence of such approval, the provisions of the most recently approved Commercialization Plan shall remain in effect.

     6.2. EXCLUSIVE DISTRIBUTORSHIP. RenaGel LLC hereby grants to Genzyme the exclusive right to distribute and sell the Collaboration Products within the Territory and for use within the Field. All revenues from the sales of Collaboration Products in the Territory (other than sales by RenaGel LLC to Genzyme) shall be booked by Genzyme.

     6.3. ORDERS AND FORECASTING. Genzyme shall purchase the Collaboration Products exclusively from RenaGel LLC. At all times, Genzyme shall provide RenaGel LLC with non-binding forecasts and binding purchase orders consistent with RenaGel LLC's obligations to its suppliers, including without limitation RenaGel LLC's obligations under Section 5.3 of the Dow Agreement. The Program Management Team shall meet on a monthly basis to review the standard operating procedures document agreed upon by the Parties and the forecasts. Genzyme shall place orders for the Collaboration Products with RenaGel LLC on a purchase order setting forth the quantity of Collaboration Products ordered, any specifications therefor and the date required. RenaGel LLC, on the date set forth in the applicable purchase order, shall sell the Collaboration Products to Genzyme for resale within the Territory. All freight, insurance, duties and all other charges associated with shipment of the Collaboration Products shall be considered Commercialization Costs for such Collaboration Products only to the extent such costs are not charged to Genzyme's customers.

     6.4. PRICES AND PAYMENT TERMS; COSTS.

          6.4.1. PRICES. Genzyme shall purchase Collaboration Products from RenaGel LLC at the Estimated Net Selling Price for such Collaboration Products LESS the Distributor's Discount. The Distributor's Discount is intended by the Parties to compensate Genzyme for acting as distributor for the Collaboration Products.

          6.4.2. TERMS OF PAYMENT. Unless otherwise agreed by the Parties in writing, payment by Genzyme to RenaGel LLC for Collaboration Products shall be due within sixty (60) days of the date of invoice therefor.


* Confidential Information omitted and filed separately.

          6.4.3. TITLE. Title to each batch of Collaboration Products shall pass from RenaGel LLC to Genzyme at such time as such batch is bottled (prior to labeling). The Parties hereto agree that prior to the transfer of title, RenaGel LLC shall accrue on its books any bottling and labeling charges that will be paid by RenaGel LLC following the transfer of title, and that notwithstanding the transfer of title to Genzyme, RenaGel LLC shall be obligated to pay for the labeling costs to be incurred following the transfer of title to Genzyme. RenaGel LLC hereby agrees that the Collaboration Products will be labeled in accordance with Genzyme's instructions.

          6.4.4. MARKETING AND DISTRIBUTION EXPENSES. Genzyme's ordinary expenses incurred in the course of performing its marketing and distribution obligations hereunder shall constitute Commercialization Costs and, as such, shall be reimbursed by RenaGel LLC, but only to the extent that such amounts, together with all other Commercialization Costs to date during such calendar year, do not exceed * of the Commercialization Costs budgeted in the Commercialization Plan then in effect for such calendar year (except to the extent such excess is approved by the Steering Committee pursuant to Section
6.1.2 above). Ordinary marketing and distribution expenses include, but are not limited to, salaries and associated expenses for sales and marketing personnel and support staff, advertising and promotion costs, transportation expenses including insurance (but only to the extent not charged to customers and only such proportion of all such costs directly attributable to support of the Commercialization Plan), duties and taxes, and costs associated with cash discounts and allowances and other marketing concessions to customers.

     6.5. MARKETING SERVICE.

          6.5.1. EXCLUSIVE ENGAGEMENT. RenaGel LLC hereby engages Genzyme on a exclusive basis to market Collaboration Products within the Territory and for use within the Field. Genzyme hereby accepts such engagement and agrees (by itself or through its Affiliates or Third Party distributors) to use commercially reasonable and diligent efforts to establish each Collaboration Product in the markets, fulfill market demand and meet the marketing and distribution goals set forth in the Commercialization Plan for such Collaboration Product.

          6.5.2. RESPONSIBILITIES OF GENZYME. Genzyme shall be solely responsible for all aspects of the marketing of the Collaboration Products in accordance with the strategy, policies and procedures established in the Commercialization Plan, including without limitation the responsibilities listed below.

          (a) Genzyme shall be primarily responsible for the implementation of each Commercialization Plan, including without limitation setting all terms of sale, including establishing pricing policies, credit terms and cash discounts and allowances, formulating marketing plans, providing patient information, providing customer support services, providing reimbursement counselling services and sales force training.

          (b) Genzyme shall employ sufficiently trained and experienced individuals in numbers adequate to carry out its responsibilities under this
Article 6. Sales and support personnel shall be familiar with the Collaboration Products and with competitive products and


* Confidential Information omitted and filed separately.

shall respond promptly to customer requests for support.

          (c) Genzyme shall provide instructions and appropriate training to customers in the proper use and handling of the Collaboration Products and shall monitor performance of the Collaboration Products.

          (d) Prior to sale, Genzyme shall store, maintain and handle Collaboration Products in accordance with the requirements of the Regulatory Schemes and the normal and customary commercial practice with respect to regulated medical products.

          (e) Genzyme shall comply with all laws and government regulations applicable to the sale of Collaboration Products within the Territory.

          (f) The Collaboration Products shall be sold under trademarks selected by the Steering Committee and owned by or licensed to RenaGel LLC in accordance with Sections 3.1.1 and 9.1.2 hereof.

          (g) Genzyme shall not (i) establish any branch, sales offices, warehouses or other facilities outside the Territory with respect to the Collaboration Products, (ii) adopt a policy of actively selling Collaboration Products outside the Territory nor undertake the active sale or promotion of sales of Collaboration Products outside the Territory or (iii) seek customers or solicit orders from a prospective customer with its principal address or place of business located outside the Territory. Without RenaGel LLC's prior consent, Genzyme may not deliver or tender, or cause to be delivered or tendered, Collaboration Products outside of the Territory. Genzyme shall not sell Collaboration Products to a customer if Genzyme knows that such customer intends to remove those Collaboration Products from the Territory. If Genzyme receives an order from a prospective customer located outside of the Territory or who Genzyme knows intends to remove the Collaboration Products from the Territory, Genzyme shall immediately refer that customer to GelTex.

          (h) Genzyme shall maintain complete and accurate records of all movements and transactions involving Collaboration Products by unit, by batch number and by customer so that all such movements and transactions can be traced quickly and effectively. Upon written request, Genzyme will provide copies of such records to the other Parties, with access to facilities used by Genzyme in performing its duties under this Article 6 during normal business hours and upon reasonable advance notice for the purpose of inspecting such facilities for compliance with the terms of this Agreement. The records maintained by Genzyme pursuant to this clause (h) shall be subject to the other Parties' audit rights under Section 4.5 hereof.

          (i) Within forty-five (45) days after the end of each calendar quarter, Genzyme will report to RenaGel LLC the actual prices at which all sales of Collaboration Products were made to its customers during the preceding calendar quarter, future prospects for the Collaboration Products and related issues. Genzyme shall report promptly to the Steering Committee in writing the occurrence of each material incident of Collaboration Product performance required to be reported to regulatory authorities, including without limitation adverse reaction information in accordance with Section 5.2.2 hereof.

     6.6. RESPONSIBILITIES OF RENAGEL LLC AND GELTEX. RenaGel LLC shall supply Collaboration Products to Genzyme in accordance with purchase orders placed pursuant to Section 6.3 above. Neither RenaGel LLC nor GelTex shall actively solicit for its own account sales of Collaboration Products in the Territory. Any solicitations or requests to purchase Collaboration Products received by RenaGel LLC or GelTex from any customer or prospective customer with its principal address or place of business located in the Territory or who GelTex or RenaGel LLC knows intends to use the Collaboration Products in the Territory or ship such Collaboration Products into the Territory shall be immediately referred to Genzyme.

     6.7. GENERAL AND ADMINISTRATIVE SERVICES. General and administrative services required by RenaGel LLC shall be provided at cost by either or both of GelTex and Genzyme as determined by the Steering Committee. All such costs, in addition to general and administrative costs payable to Third Parties (such as accountants), shall be considered to be Program Costs.


                        ARTICLE 7. MANUFACTURE AND SUPPLY

     Subject to the terms and conditions of this Agreement, Collaboration Products shall be manufactured and supplied for pre-clinical and clinical testing and for commercial sale upon the following terms and conditions:

     7.1. PROCESS DEVELOPMENT; MANUFACTURING APPROVALS. The Parties will use commercially reasonable and diligent efforts to develop a process for the manufacture of each Collaboration Product and to scale-up that process to a scale sufficient to manufacture and supply (a) the anticipated demand for pre-clinical studies and clinical trials of such Collaboration Product in accordance with the projections set forth in the Development Plan and (b) the anticipated market demand for such Collaboration Product at the time Regulatory Approval is obtained for such Collaboration Product in accordance with the projections set forth in the Commercialization Plan for such Collaboration Product. The development of the process for the manufacture of Collaboration Products as well as the scale up of such process and all material issues incident to the development of the ability to produce Collaboration Products for commercial purposes in sufficient quantity and in a timely manner will be within the purview of the Program Management Team.

     7.2. MANUFACTURE AND SUPPLY OF COLLABORATION PRODUCTS. RenaGel LLC shall manufacture and supply, or cause to be manufactured and supplied, Collaboration Products for clinical trials and commercial sale on the following terms and conditions:

          7.2.1. GENERAL. The Parties agree that they will initially use Dow Chemical as a Third Party manufacturer and supplier of Collaboration Products. GelTex will use its best efforts to, as soon as practicable after the Effective Date, obtain Dow Chemical's irrevocable and unconditional written consent to the assignment of the Dow Agreement and the Dow Research Agreement by GelTex to RenaGel LLC with the same terms and conditions as in effect on the Effective Date, and shall assign the Dow Agreement and the Dow Research Agreement to RenaGel LLC as soon as such consent is obtained. Until such time as GelTex receives the aforementioned consent from Dow Chemical, GelTex shall use commercially reasonable and diligent efforts to cause Dow Chemical to manufacture and supply Collaboration Products for pre-clinical studies and clinical trials in quantities and within a time period sufficient to conduct the activities set forth in the Development Plan and to meet market demand for Collaboration Products ordered in accordance with the terms hereof. Thereafter, RenaGel LLC shall use commercially reasonable and diligent efforts to manufacture and supply, or cause Dow Chemical and/or such other contract manufacturers engaged by RenaGel LLC to manufacture and supply, Collaboration Products for pre-clinical studies and clinical trials in quantities and within a time period sufficient to conduct the activities set forth in the Development Plan and to meet market demand for Collaboration Products ordered in accordance with the terms hereof. RenaGel LLC may subcontract with contract manufacturers other than and in addition to Dow Chemical, including Genzyme and its Affiliates, for the manufacture, supply or packaging of Collaboration Products; provided that during the term of the Dow Agreement, RenaGel LLC's ability to subcontract with contract manufacturers for the manufacture of RenaGel(R) shall be subject to the terms of the Dow Agreement.

          7.2.2. FORECASTS. The Program Management Team shall establish a procedure for providing forecasts of requirements for Collaboration Products, updating such forecasts and ordering Collaboration Product for such requirements, in each case within time periods sufficient to enable RenaGel LLC to manufacture such Collaboration Products, or cause such Collaboration Products to be manufactured, as the case may be, to meet such forecasts in a commercially reasonable and diligent manner; provided that during the term of the Dow Agreement, such forecasts shall be consistent with the obligations set forth under the Dow Agreement.

     7.3. CERTIFICATES OF ANALYSIS. RenaGel LLC shall perform, or cause its contract manufacturer(s) to perform, quality assurance and control tests on each lot of Collaboration Products manufactured pursuant to this Agreement before delivery and shall prepare, or cause its contract manufacturer(s) to prepare and deliver to RenaGel LLC, a written report of the results of such tests. Each test report shall set forth for each lot delivered the items tested, specifications and results in a certificate of analysis containing the types of information which shall have been approved by the Program Management Team or required by the FDA or other applicable regulatory agency. RenaGel LLC shall maintain such certificates for a period of not less than five (5) years from the date of manufacture and for so long as required under applicable requirements of the FDA or other applicable regulatory agency.

     7.4. CERTIFICATES OF MANUFACTURING COMPLIANCE. RenaGel LLC shall prepare, or cause its contract manufacturer(s) to prepare and deliver to RenaGel LLC, and maintain for a period of not less than five (5) years and for so long as required under applicable requirements of the FDA or other applicable regulatory agency for each lot of Collaboration Products manufactured a certificate of manufacturing compliance containing the types of information that shall have been approved by the Program Management Team or required by the FDA or other applicable regulatory agency, which certificate will certify that the lot of Collaboration Products was manufactured in accordance with the Specifications and the Good Manufacturing Practices of the FDA or other applicable governmental regulatory agency as the same may be amended from time to time. RenaGel LLC shall advise the other Parties immediately if an authorized agent of the FDA or other governmental regulatory agency visits any facilities where the Collaboration

Products are being manufactured for an inspection with respect to the Collaboration Products. RenaGel LLC shall furnish to the other Parties the report by such agency of such visit, to the extent that such report relates to Collaboration Products, within ten (10) business days of RenaGel LLC's receipt of such report.

     7.5. MANUFACTURE AND SUPPLY OF STARTING MATERIAL. Until such time as RenaGel LLC obtains a sublicense under the Nittobo License pursuant to Section
2.4 hereof, GelTex shall manufacture and supply, or cause its contract manufacturer(s) to manufacture and supply, the Starting Material for use by RenaGel LLC or its contract manufacturer(s), as the case may be, in quantities and within a period of time sufficient to enable RenaGel LLC or its contract manufacturer(s), as the case may be, to meet its obligations under Section 7.2. GelTex and its contract manufacturer(s) shall perform tests, prepare, deliver and maintain test reports, certificates and notices of the type described in Sections 7.3 and 7.4 above with respect to the manufacture and supply of the Starting Material. Upon the grant of the sublicense under the Nittobo License by GelTex to RenaGel LLC, RenaGel LLC shall manufacture and supply, or cause its contract manufacturer(s) to manufacture and supply, the Starting Material, and RenaGel LLC and its contract manufacturer(s) shall perform tests, prepare, deliver and maintain test reports, certificates and notices of the type described in Sections 7.3 and 7.4 above with respect to the manufacture and supply of the Starting Material.

     7.6. ACCESS TO FACILITIES. Each Party shall have the right to inspect those portions of the manufacturing or storage facilities of (i) RenaGel LLC where Collaboration Products are being manufactured or stored, (ii) any subcontractor who is manufacturing or storing Collaboration Products for RenaGel LLC, (iii) GelTex where Starting Material is being manufactured and stored or (iv) any subcontractor who is manufacturing or storing Starting Material for GelTex at any time during regular business hours and upon reasonable notice to ascertain compliance with the Good Manufacturing Practices of the FDA or other applicable governmental regulatory agency as the same may be amended from time to time. Any confidential information disclosed to or otherwise gathered by the Party conducting such inspection during any such inspection shall be deemed "Information" as defined in Section 10.1 below.


                              ARTICLE 8. MANAGEMENT

     8.1. PROGRAM MANAGEMENT TEAM.

          8.1.1. GENERAL. Within five (5) working days of the Effective Date, the Parties shall establish a Program Management Team to oversee and control development of Collaboration Products and to prepare for and oversee the launch of Collaboration Products. The Program Management Team will be composed of four
(4) representatives appointed by GelTex and four (4) representatives appointed by Genzyme. Such representatives will include individuals with expertise and responsibilities in such areas as pre-clinical development, clinical development, manufacturing, regulatory affairs, marketing, sales management and reimbursement. The Program Management Team shall meet as needed but not less than bi-weekly. The Team shall appoint one of its members to act as Secretary. Such meetings shall be at times and places or in such form (e.g., telephone or video conference) as the members of the

Program Management Team shall agree. A Party may change one or more of its representatives to the Program Management Team at any time. Members of the Program Management Team may be represented at any meeting by another member of the Program Management Team, or by a deputy. Any approval, determination or other action agreed to by a majority of the members of the Program Management Team appointed by each of GelTex and Genzyme or their deputies present at the relevant Team meeting shall be the approval, determination or other action of the Program Management Team, provided at least two (2) representatives of each of GelTex and Genzyme are present at such meeting. Representatives of either GelTex and Genzyme who are not members of the Program Management Team may attend meetings of the Team as agreed to by the representative members of the other Party. The Project Management Team may designate Project Leaders to the extent they deem it necessary or advisable.

          8.1.2. DEVELOPMENT PROGRAM FUNCTIONS. During the term of the Development Program, the Program Management Team shall coordinate, expedite and control the development of Collaboration Products to obtain Regulatory Approvals. The Program Management Team will develop and recommend to the Steering Committee Development Plans (including annual development budgets), facilitate the flow of information with respect to development work being conducted for each Collaboration Product on a worldwide basis, and discuss and cooperate regarding such worldwide development.

          8.1.3. COMMERCIALIZATION FUNCTIONS. Following submission of filings for Regulatory Approvals for the first Collaboration Product, the Program Management Team shall function as the operational staff of RenaGel LLC and the functions of the Program Management Team shall be expanded to include: (a) monitoring the commercialization of Collaboration Products pursuant to the Commercialization Plan, including oversight of planning, annual budgeting, manufacturing, marketing, sales and distribution, and licensing of Collaboration Products; (b) monitoring actual expenses incurred in the manufacture, marketing, sale and distribution of Collaboration Products; and (c) facilitating cooperation regarding the worldwide commercialization and marketing activities of the Parties.

          8.1.4. MINUTES. The Program Management Team shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. Draft minutes shall be sent to all members of the Program Management Team and to all members of the Steering Committee within five
(5) working days after each meeting. All records of the Program Management Team shall at all times be available to both GelTex and Genzyme.

     8.2. STEERING COMMITTEE.

          8.2.1. GENERAL. Within five (5) working days after the Effective Date, the Parties shall establish a Steering Committee to oversee and manage the collaboration contemplated by this Agreement. The Steering Committee will be composed of three (3) representatives appointed by GelTex and three (3) representatives appointed by Genzyme. Such representatives will be senior officers and/or managers of their respective companies. The Steering Committee will meet as needed but not less than once each calendar quarter. The Committee shall appoint one of its members to act as Chairman or the Committee may elect to appoint two of its members to act as Co-Chairmen. Such meetings shall be at times and places or in such form (e.g., telephone or video conference) as the members of the Steering Committee shall agree. A Party may change one or more of its representatives to the Steering Committee at any time. Members of the Steering Committee may be represented at any meeting by another member of the Steering Committee, or by a deputy. Any approval, determination or other action agreed to by unanimous consent of the members of the Steering Committee or their deputies present at the relevant Committee meeting shall be the approval, determination or other action of the Steering Committee, provided at least two (2) representatives of each of GelTex and Genzyme is present at such meeting. Representatives of either GelTex and Genzyme who are not members of the Steering Committee may attend meetings of the Committee as agreed to by the representative members of the other Party.

          8.2.2. FUNCTIONS. The Steering Committee shall perform the following functions: (a) determine the overall strategy for the Program in the manner contemplated by this Agreement; (b) coordinate the activities of the Parties hereunder; (c) settle disputes or disagreements that are unresolved by the Program Management Team; (d) approve any agreements with Third Parties regarding a Collaboration Product or which involve the grant of any rights related to the development, manufacture or marketing of a Collaboration Product and any material amendments or modifications thereto; (e) review and approve each Development Plan, including each annual update, submitted to it pursuant to
Section 5.1.3 hereof; (f) review and approve each Commercialization Plan, including each annual update, submitted to it for approval pursuant to Section
6.1.2 hereof; (g) serve as the governing body of RenaGel LLC; (h) set the Estimated Net Selling Price, Wholesale Acquisition Cost and Distributor's Discount for Collaboration Products; and (i) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

          8.2.3. MINUTES. The Steering Committee shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. The Chairman shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the Steering Committee within ten (10) working days after each meeting. All records of the Steering Committee shall at all times be available to both GelTex and Genzyme.

     8.3. GENERAL DISAGREEMENTS. All disagreements within the Program Management Team and the Steering Committee shall be subject to the following:

          (a) The representatives to the Team or Committee will negotiate in good faith for a period of not less than thirty (30) days to attempt to resolve the dispute. In the case of the Program Management Team, any unresolved dispute shall be referred to the Steering Committee for good faith negotiations for an additional period of not less than thirty (30) days to attempt to resolve the dispute.

          (b) In the event that the dispute is not resolved after the period specified in clause (a) above, the representatives shall promptly present the disagreement to the Chief Executive Officer of each of GelTex and Genzyme or a designee of such Chief Executive Officer reasonably acceptable to the other Party.

          (c) Such executives shall meet or discuss in a telephone or video conference each of GelTex and Genzyme's views and explain the basis for such dispute.

          (d) If such executives cannot resolve such disagreement within sixty
     (60) days after such issue has been referred to them, then such dispute shall be referred to arbitration as described in Section 14.10 hereof.


                     ARTICLE 9. INTELLECTUAL PROPERTY RIGHTS

     9.1. OWNERSHIP. The Parties acknowledge that the ownership rights set forth herein (i) shall not be affected by the participation in the discovery or development of an Invention by the Program Management Team or the Steering Committee in the course of discharging their duties hereunder and (ii) are subject to the license grants set forth in Article 3 above.

          9.1.1. OWNERSHIP OF DISCOVERIES AND IMPROVEMENTS. All right, title and interest in all writings, inventions, discoveries, improvements and other technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon (collectively, the "INVENTIONS") that are discovered, made or conceived during and in connection with the *. Each of GelTex and Genzyme shall promptly disclose to RenaGel LLC and the other Party the making, conception or reduction to practice of Inventions by employees or others acting on behalf of such Party. Patent Rights and Technology covering * shall be automatically licensed to RenaGel LLC in accordance with Section 3.1.1 hereof.

          9.1.2. OWNERSHIP OF TRADEMARKS. The Steering Committee shall select all trademarks for the sale and use of Collaboration Products and RenaGel LLC shall bear all expenses thereof. RenaGel LLC shall own all such trademarks, except for the registered trademark "RenaGel(R)" as to which it has been granted a license pursuant to Section 3.1.1 hereof.

          9.1.3. COOPERATION OF EMPLOYEES. Each of GelTex and Genzyme represents and agrees that all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person. In the case of non-employees working for other companies or institutions on behalf of GelTex or Genzyme, GelTex or Genzyme, as applicable, shall have the right to obtain licenses for all Inventions made by such non-employees on behalf of GelTex or Genzyme, as applicable, in accordance with the policies of said company or institution. GelTex and Genzyme agree to undertake to enforce such agreements (including, where appropriate, by legal action) considering, among other things, the commercial value of such Inventions.


* Confidential Information omitted and filed separately.

     9.2. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

          9.2.1. FILING, PROSECUTION AND MAINTENANCE. The Steering Committee shall determine which Party shall be responsible for the filing, prosecution and maintenance of all patent applications and patents included in Patent Rights
*. Otherwise, each of GelTex and Genzyme shall be responsible for the filing, prosecution and maintenance of all patent applications and patents which make up its Patent Rights. For so long as any of the license grants set forth in Article 3 hereof remain in effect and upon request of the other Party, each of GelTex and Genzyme agrees to file and prosecute patent applications and maintain the patents covering its Patent Rights in all countries in the Territory selected by the Steering Committee in accordance with the Commercialization Plan. Each of GelTex and Genzyme shall consult with and keep the other fully informed of important issues relating to the preparation and filing (if time permits), prosecution and maintenance of such patent applications and patents, and shall furnish to the other Party copies of documents relevant to such preparation, filing, prosecution or maintenance in sufficient time prior to filing such document or making any payment due thereunder to allow for review and comment by the other Party and, to the extent possible in the reasonable exercise of its discretion, the filing Party shall incorporate all such comments.

          9.2.2. PATENT FILING COSTS. All costs associated with filing, prosecuting and maintaining patent applications and patents covering each of GelTex and Genzyme's Patent Rights specific to the Field shall be deemed Development Costs; provided, however, that if the claims of any such Patent Rights include claims outside the Field, each of RenaGel LLC and the Party filing, prosecuting and maintaining such patents and patent applications shall bear one-half (1/2) of such costs.

     9.3. COOPERATION. Each of GelTex and Genzyme shall make available to the other Party (or to the other Party's authorized attorneys, agents or representatives) its employees, agents or consultants to the extent necessary or appropriate to enable the appropriate Party to file, prosecute and maintain patent applications and resulting patents with respect to inventions owned by a Party and for periods of time sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate, each of GelTex and Genzyme shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other Party.

     9.4. NOTIFICATION OF PATENT TERM RESTORATION. Each of GelTex and Genzyme shall notify the other Party of (a) the issuance of each United States patent included within the notifying Party's Patent Rights, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the notifying Party's Patent Rights which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984, including notices pursuant to ss.ss.101 and 103 of such Act from persons who have filed an abbreviated NDA. Such notices shall be given promptly, but in any event within ten (10) business days after receipt of each such notice pursuant to such Act. Each of GelTex and Genzyme shall notify the other Party of each filing for patent term restoration under such Act, any allegations of failure to show due diligence and all awards of patent term


* Confidential Information omitted and filed separately.

restoration (extensions) with respect to the notifying Party's Patent Rights.

     9.5. NO OTHER TECHNOLOGY RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to the Patent Rights, Technology or Manufacturing Know-How of the other Party, including items owned, controlled or developed by the other Party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant either Party any license or other right in the Patent Rights of the other Party other than as specified in Article 3 hereof and this Article 9.

     9.6. ENFORCEMENT OF PATENT RIGHTS; DEFENSE OF INFRINGEMENT ACTIONS. GelTex and Genzyme shall each promptly notify the other in writing of any alleged or threatened infringement of any patents or patent applications for which they are responsible pursuant to Section 9.2 above or if either Party, or any of their respective Affiliates, shall be individually named as a defendant in a legal proceeding by a Third Party for infringement of a patent because of the manufacture, use or sale of a Collaboration Product or because of attempts to invalidate Genzyme or GelTex Patent Rights.

          9.6.1. FIRST RIGHT TO RESPOND. Each of GelTex and Genzyme shall have the first right to respond to or defend (in consultation with the Steering Committee) against such challenge or infringement of the Patent Rights for which it is responsible for pursuant to Section 9.2 above or charge of infringement. In the event such Party elects to so respond or defend, the other Party will cooperate with the responding Party's legal counsel, join in such suits as may be brought by the responding Party to enforce its Patent Rights, and be available at the responding Party's reasonable request to be an expert witness or otherwise to assist in such proceedings.

          9.6.2. SHARING OF LITIGATION AND SETTLEMENT EXPENSES. The costs incurred (i) in responding to or defending against a challenge to or infringement of a Party's Patent Rights specific to the Field or a charge that the manufacture, use or sale of Collaboration Products infringe upon the Patent Rights of Third Parties, (ii) in settling any such actions, which may not be done without the prior written consent of the Steering Committee, which consent shall not be unreasonably withheld or delayed, and (iii) as damages paid as a result of such actions shall be deemed Program Costs.

          9.6.3. SECOND RIGHT TO RESPOND. If a Party does not exercise its right to respond to or defend against challenges or infringements of its Patent Rights as provided in Section 9.6.1 above within sixty (60) days of becoming aware of or being notified of such challenges or infringements, then the other Party shall have the option to do so at its sole cost; provided that in such case all amounts so recovered from such Third Party shall be retained by the Party undertaking such response or defense and the Party so responding shall have no further obligations to the other Party with respect to the response or defense thereof.

                           ARTICLE 10. CONFIDENTIALITY

     10.1. NONDISCLOSURE OBLIGATIONS. Except as otherwise provided in this
Article 10, during the term of this Agreement and for a period of * years thereafter, the Parties shall, and GelTex shall cause RenaGel, Inc. to, maintain in confidence and use only for purposes specifically authorized under this Agreement (a) confidential information and data resulting from or related to the development of Collaboration Products and (b) all information and data not described in clause (a) but supplied by another Party under this Agreement and marked "Confidential."

     For purposes of this Article 10, information and data described in clause
(a) or (b) of the preceding paragraph shall be referred to as "INFORMATION." To the extent it is reasonably necessary or appropriate to fulfil its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Section not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on the condition that such entities or persons agree to keep the Information confidential for the same time periods and to the same extent as such Party is required to keep the Information confidential; and a Party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to market commercially Collaboration Products. The obligation not to disclose Information shall not apply to any part of such Information that: (i) is or becomes patented, published or otherwise becomes publicly known other than by acts of the Party obligated not to disclose such Information or its Affiliates or sublicensees in contravention of this Agreement; (ii) can be shown by written documents to have been disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided that such Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided that such Information was not obtained directly or indirectly from the other Party under this Agreement; (iv) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by the receiving Party or its Affiliates pursuant to a subpoena lawfully issued by a court or governmental agency, provided that the receiving Party or its Affiliates, as the case may be, notifies the other Parties immediately upon receipt of any such subpoena.

     10.2. TERMS OF THIS AGREEMENT. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached to this Agreement as APPENDIX A and, from and after the Effective Date, each Party shall be entitled to make or publish any statement limited to the contents of such press release. The Parties further agree to seek confidential treatment for the filing of this Agreement with the Securities and Exchange Commission and shall agree upon the content of the request for confidential treatment made by each Party in respect of such filing. Except as permitted by the foregoing provisions or as otherwise required by law, each of the Parties hereby agrees not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party; provided, that each Party shall be entitled to disclose the terms of this Agreement without such consent to potential investors or other financing sources on the condition that such entities or


* Confidential Information omitted and filed separately.

persons agree to keep such terms confidential for the same time periods and to the same extent as such Party is required to keep such terms confidential.

     10.3. PUBLICATIONS. Each Party recognizes the mutual interest in obtaining valid patent protection. Consequently, any Party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such Party as part of the Program (the "PUBLISHING PARTY") shall transmit to the other Party (the "REVIEWING PARTY") a copy of the proposed written publication at least forty-five (45) days prior to submission for publication, or an abstract of such oral disclosure at least fifteen (15) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Reviewing Party shall have the right to (a) request a delay in publication or presentation in order to protect patentable information, (b) propose modifications to the publication for patent reasons or (c) request that the information be maintained as a trade secret.

     If the Reviewing Party requests a delay as described in clause (a) above, the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each Party's rights in such information to be filed. Upon the expiration of forty-five (45) days, in the case of proposed written disclosures, or fifteen
(15) days, in the case of an abstract of proposed oral disclosures, from transmission of such proposed disclosures to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the oral presentation, respectively, unless the Reviewing Party has requested the delay described above.

     To the extent possible in the reasonable exercise of its discretion, the Publishing Party shall incorporate all modifications proposed under clause (b) above. If a trade secret that is the subject of a request made under clause (c) above cannot be otherwise protected without unreasonable expense to the Reviewing Party, such information shall be omitted from the publication.


                   ARTICLE 11. REPRESENTATIONS AND WARRANTIES

     11.1. AUTHORIZATION. Each Party warrants and represents to the other Parties that (a) it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to perform fully its obligations hereunder, (b) this Agreement has been duly executed and delivered and is a valid and binding agreement of such Party, enforceable in accordance with its terms, (c) such Party has obtained all necessary approvals to the transactions contemplated hereby and (d) such Party has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement.

     11.2. INTELLECTUAL PROPERTY RIGHTS.

           11.2.1. GelTex hereby represents and warrants that immediately prior to the execution and delivery of this Agreement, (a) it possesses an exclusive right, title and interest to the GelTex Patent Rights and the GelTex Technology in the Territory (except for licenses granted to Dow Chemical and Abbott Laboratories and certain manufacturing technology owned by Nittobo or covered by the Abbott and the Dow Agreements as to which GelTex has non-exclusive licenses), (b) that the GelTex Patent Rights and the GelTex Technology are free and clear of any lien or other encumbrance and (c) that it has the right to (i) enter into the obligations set forth in this Agreement and
(ii) grant the rights and licenses set forth in Article 3 hereof.

           11.2.2. GelTex warrants that it is not aware of any issued patent that would be infringed by the manufacture and sale of Collaboration Products as contemplated by this Agreement.

           11.2.3. GelTex hereby represents and warrants that it shall use commercially reasonable and diligent efforts (a) during such time as GelTex is obliged to supply the Starting Material pursuant to Section 7.5 to either (i) maintain the Nittobo License in full force and effect during the term of this Agreement or (ii) supply RenaGel LLC or its contract manufacturer(s), as the case may be, Starting Material in accordance with Section 7.5 hereof in a manner such that the manufacture, use and sale of such Starting Material will not infringe any Third Party patents, including but not limited to those covered by the Nittobo License and (b) if RenaGel LLC is obliged to supply the Starting Material pursuant to Section 7.5 hereof, to maintain the Nittobo License in full force and effect during the term of this Agreement or until such time as GelTex receives prior written authorization from the Steering Committee to terminate the Nittobo License. GelTex further represents that, *

     11.3. WARRANTIES.

           11.3.1. GENZYME WARRANTIES. Genzyme warrants that the Collaboration Products sold pursuant to Article 6 hereof will be marketed and sold in all material respects in accordance with the conditions of any applicable Regulatory Approvals and any applicable labelling claims.


           11.3.2. RENAGEL LLC WARRANTIES. RenaGel LLC warrants that the Collaboration Products delivered pursuant to Section 7.2 hereof will conform in all material respects to the Specifications, the conditions of any applicable Regulatory Approvals regarding the manufacturing process and any applicable requirements of the Regulatory Scheme regarding the manufacturing process. RenaGel LLC further warrants that the Starting Material delivered by RenaGel LLC or its contract manufacturer(s) pursuant to Section 7.5 hereof will conform in all material respects to the conditions of any applicable Regulatory Approvals regarding the manufacturing process and any applicable requirements of the Regulatory Scheme regarding the manufacturing process.

           11.3.3. GELTEX WARRANTIES. GelTex warrants that during such time as GelTex is obligated to cause Dow Chemical to supply the Collaboration Products to RenaGel LLC pursuant to Section 7.2 hereof, the Collaboration Products manufactured by Dow Chemical will conform in all material respects to the Specifications, the conditions of any applicable Regulatory Approvals regarding the manufacturing process and any applicable requirements of the Regulatory Scheme regarding the manufacturing process. GelTex further warrants that the



* Confidential information omitted and filed separately.

Starting Material utilized by Dow Chemical in the manufacture of the Collaboration Products or supplied by GelTex for use by RenaGel LLC or its other contract manufacturer(s) pursuant to Section 7.5 hereof will conform in all material respects to the conditions of any applicable Regulatory Approvals regarding the manufacturing process and any applicable requirements of the Regulatory Scheme regarding the manufacturing process.

     11.4. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF GELTEX, GENZYME OR RENAGEL LLC MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND THE NON-INFRINGEMENT OF ANY THIRD-PARTY PATENTS OR PROPRIETARY RIGHTS. ALL UNIFORM COMMERCIAL CODE WARRANTIES ARE EXPRESSLY DISCLAIMED BY THE PARTIES.

     11.5. LIMITATION OF LIABILITY. It is agreed by the Parties that no Party shall have a right to or shall claim special, indirect or consequential damages, including lost profits, for breach of this Agreement. Remedies shall be limited to claims for amounts due hereunder or as otherwise provided in this Agreement, including claims for indemnification as provided in Section 12.1 hereof.


                              ARTICLE 12. INDEMNITY

     12.1. RENAGEL LLC INDEMNITY OBLIGATIONS. The Operating Agreement shall provide that RenaGel LLC shall indemnify each of the Members and their respective Affiliates, employees and agents for any act performed by such Member within the scope of the authority conferred upon such Member under this Agreement; provided, that it shall be a condition to such indemnity that (i) the Member seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of RenaGel LLC, (ii) the act for which indemnification is sought did not constitute gross negligence or wilful misconduct by such Member and (iii) payment and indemnification of any matter disposed of by a compromise payment by such Member, pursuant to consent decree or otherwise, shall have been approved by the Members, which approval shall not be unreasonably withheld, or by a court of competent jurisdiction.

     12.2. INSURANCE. RenaGel LLC shall maintain product liability insurance with respect to development, manufacture and sales of Collaboration Products in an amount reasonably believed by Genzyme and GelTex to be adequate and customary for the development, manufacture and sale of novel therapeutic products. Genzyme, GelTex and Dow Chemical shall be named as additional insureds on any such policy.


                        ARTICLE 13. TERM AND TERMINATION

     13.1. TERM. The term of this Agreement shall be perpetual unless terminated pursuant to Section 13.2 below.

     13.2. TERMINATION. This Agreement may be terminated in the following circumstances:

           13.2.1. FOR CERTAIN MATERIAL BREACHES. If (a) either GelTex or Genzyme fails to use commercially reasonable and diligent efforts to perform any material duty imposed upon such Party under this Agreement or a Development Plan, (b) either GelTex or Genzyme fails to make the program funding capital contributions in accordance with Article 4 hereof, (c) Genzyme fails to use commercially reasonable and diligent efforts to commercialize any Collaboration Product in any Major Market Country in accordance with the Commercialization Plan for such Collaboration Product or (d) (1) if GelTex is obliged to supply the Starting Material pursuant to Section 7.5 hereof, GelTex fails to either maintain the Nittobo License in full force and effect or supply RenaGel LLC or its contract manufacturer(s), as the case may be, Starting Material in accordance with Section 7.5 hereof in a manner such that the manufacture, use and sale of such Starting Material will not infringe any Third Party patents, including but not limited to those covered by the Nittobo License or (2) if RenaGel LLC is obliged to supply the Starting Material pursuant to Section 7.5 hereof, GelTex fails to maintain the Nittobo License in full force and effect and the Steering Committee has not provided GelTex with prior written authorization to terminate the Nittobo License, and, in any case described in clauses (a) - (d), such failure to perform is not cured within ninety (90) days of written notice thereof from the non-breaching Party, the non-breaching Party may elect, in its sole discretion, to (i) except with respect to clause (b) above, enforce the terms of this Agreement and seek any and all remedies available to it at law and in equity, (ii) in the case of clause (b) above, waive the terms of Article 4 with respect to any one or more required capital contributions and cause the Percentage Interests (as defined in the Operating Agreement) and future funding responsibilities of the Parties to be adjusted in accordance with Section 4.2 hereof or (iii) terminate this Agreement with the consequences set forth in Section 13.3.1 below. Such 90-day period shall be extended to one hundred eighty (180) days if the breaching Party has engaged in good faith efforts to remedy such default within such 90-day period and indicated in writing to the non-breaching Party prior to the expiration of such 90-day period that it believes that it will be able to remedy the default within such 180-day period, but such extension shall apply only so long as the breaching Party is engaging in good faith efforts to remedy such default.

           13.2.2. FOR FAILURE TO MAKE A MILESTONE PAYMENT. In the event that Genzyme fails to make a milestone payment pursuant to Article 4 hereof and such failure is not cured within sixty (60) days of written notice thereof from GelTex, GelTex may elect, in its sole discretion, to either (a) enforce the terms of this Agreement and seek any and all remedies available to it at law and in equity or (b) terminate this Agreement with the consequences set forth in
Section 13.3.2 below.

           13.2.3. FOR CONVENIENCE. Either GelTex or Genzyme may elect to terminate this Agreement for any reason at any time after the earlier of (i) such time as GelTex has received FDA approval for the NDA for RenaGel(R) or (ii) *if GelTex has not received FDA approval of the NDA for RenaGel(R) on or before such date upon one (1) year prior written notice to the other Party (during which one-year period the obligations of the Parties, including without limitation obligations with respect to capital contributions, shall continue in full force and effect).



* Confidential information omitted and filed separately.

           13.2.4. [Intentionally Omitted]. -

           13.2.5. UPON BANKRUPTCY. Either GelTex or Genzyme may terminate this Agreement upon the bankruptcy, insolvency, dissolution or winding-up of the other Party, except in the case of a petition in bankruptcy filed involuntarily against a Party, if such petition is dismissed within sixty (60) days of the date of its filing.

     13.3. EFFECTS OF TERMINATION.

           13.3.1. FOR CERTAIN MATERIAL BREACHES. In addition to the rights and duties set forth in Sections 13.4 and 13.5 below, RenaGel, Inc. shall have the following rights and GelTex and Genzyme shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.1(iii) above:

           (a) the non-breaching Party shall obtain from the breaching Party the exclusive and irrevocable right and license, with the right to grant sublicenses, under the breaching Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Territory and in the Field, and the breaching Party shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided, that any license granted hereunder shall be subject to the obligation of the non-breaching Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

           (b) the breaching Party shall assign and transfer all of its interest in RenaGel LLC to the non-breaching Party, and the non-breaching Party may dissolve RenaGel LLC in its sole discretion, provided that in the event that GelTex is the breaching Party, it shall also cause RenaGel, Inc. to assign and transfer all of its interest in RenaGel LLC to Genzyme;

           (c)  (i) all licenses granted pursuant to Article 3 shall be revoked,
(ii) if RenaGel LLC is dissolved, the sublicense under the Nittobo License (if obtained) and any applicable Regulatory Approval (other than any Regulatory Approval filed or obtained by Genzyme and/or its Affiliates pursuant to Section
5.3 hereof) and clinical data owned or licensed by RenaGel LLC and any trademarks owned or licensed by RenaGel LLC shall be assigned or licensed to the non-breaching Party and (iii) in the case of Regulatory Approvals obtained by Genzyme and/or its Affiliates pursuant to Section 5.3 hereof, such Regulatory Approvals shall be (A) exclusively licensed (as against all parties, including the breaching Party) to RenaGel LLC, the non-breaching Party or its designee until such time as RenaGel LLC, the non-breaching Party or its designee, as determined by the non-breaching Party, is qualified to hold such Regulatory Approvals under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to RenaGel LLC, the non-breaching Party or its designee, as appropriate, as soon as practicable thereafter;

           (d) the non-breaching Party shall become obligated to pay the breaching Party an amount equal to *


* Confidential information omitted and filed separately.

*, plus interest thereon at the Base Rate of interest declared from time to time by The First National Bank of Boston in Boston, Massachusetts from the date of termination to the date payment is made (the "BREACH BUYOUT AMOUNT"), payable as follows:

                    (1) if the non-breaching Party elects to sell or otherwise dispose of all or any portion of its or its Affiliates' right, title and interest in the Collaboration Products, then the non-breaching Party shall, upon any such sale or other disposition, pay the breaching Party an amount equal to *

                    (2) for as long as the non-breaching Party (together, in the case of GelTex, with RenaGel, Inc.) has not sold or otherwise disposed of all or a portion of its (together, in the case of GelTex, with RenaGel, Inc.'s) right, title and interest in the Collaboration Products which is equal to or greater than the breaching Party's (together, in the case of GelTex, with RenaGel, Inc.'s) Percentage Interest (as defined in the Operating Agreement) as of the date of termination, the non-breaching Party shall pay the breaching Party (and, in the event that GelTex is the breaching Party, RenaGel, Inc.) * shall equal (i) the breaching Party's (and, in the event that GelTex is the breaching Party, RenaGel, Inc.'s) *; and

                    (3) on the * of the date of termination, the non-breaching Party shall pay the breaching Party (and, in the event that GelTex is the breaching Party, RenaGel, Inc.) the difference between the aggregate amounts paid pursuant to clauses (1) and (2) above and the Breach Buyout Amount;

provided, that the aggregate amount of all payments made under clauses (1), (2) and (3) shall not exceed the Breach Buyout Amount; and

               (e)  if Genzyme has not paid all of the payments described in
Section 4.1 on or before the date of termination, termination of this Agreement shall not relieve Genzyme of its obligation to pay any such unpaid amount at such time as it becomes due and payable in accordance with the schedule set forth in Section 4.1, and if GelTex is the non-breaching Party and such payments remain unpaid after they have become due and payable, GelTex shall have the right to offset the payments otherwise due to Genzyme pursuant to clause (d) above in an amount equal to the outstanding payments due and payable to GelTex pursuant to Section 4.1 hereof.

               13.3.2. FOR FAILURE TO MAKE A MILESTONE PAYMENT. In addition to the rights and duties set forth in Sections 13.4 and 13.5 below, GelTex shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.2(b) above:


* Confidential Information omitted and filed separately.

               (a) GelTex shall obtain from Genzyme the exclusive and irrevocable right and license, with the right to grant sublicenses, under the Genzyme's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Territory and in the Field, and Genzyme shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided, that any license granted hereunder shall be subject to the obligation of GelTex to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

               (b) Genzyme shall assign and transfer all of its interest in RenaGel LLC to GelTex, and GelTex may dissolve RenaGel LLC in its sole discretion;

               (c) (i) all licenses granted pursuant to Article 3 shall be revoked, (ii) if RenaGel LLC is dissolved, the sublicense under the Nittobo License (if obtained) and any Regulatory Approval (other than any Regulatory Approval filed or obtained by Genzyme and/or its Affiliates pursuant to Section
5.3 hereof) and clinical data owned or licensed by RenaGel LLC and any trademarks owned or licensed by RenaGel LLC shall be assigned or licensed to GelTex and (iii) in the case of Regulatory Approvals obtained by Genzyme and/or its Affiliates pursuant to Section 5.3 hereof, such Regulatory Approvals shall be (A) exclusively licensed (as against all parties, including Genzyme and its Affiliates) to RenaGel LLC, GelTex or its designee until such time as RenaGel LLC, GelTex or its designee, as determined by GelTex, is qualified to hold such Regulatory Approvals under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to RenaGel LLC, GelTex or its designee, as appropriate, as soon as practicable thereafter; and

               (d) GelTex shall become obligated to pay Genzyme an amount equal to *, plus interest thereon at the Base Rate of interest declared from time to time by The First National Bank of Boston in Boston, Massachusetts from the date of termination to the date payment is made less the aggregate amount of the milestone payments described in Section 4.1 that have not been paid by Genzyme as of such termination, whether or not all such payments have become due (the "MILESTONE BREACH BUYOUT AMOUNT"), payable on the terms and conditions and in accordance with the scheduled of payments set forth in Section 13.3.1.(d), mutatis mutandis.

               13.3.3. FOR CONVENIENCE. In addition to the rights and duties set forth in Sections 13.4 and 13.5 below, RenaGel, Inc. shall have the following rights and GelTex and Genzyme shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.3 above:

               (a) the non-terminating Party shall have an option exercisable upon written notice to the terminating Party within the one-year period provided in Section 13.2.3 hereof to obtain from the terminating Party the exclusive and irrevocable right and license, with the right to grant sublicenses, under the terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Territory and in the Field, and the terminating Party shall execute


* Confidential Information omitted and filed separately.

such documents and take all action as may be necessary or desirable to affect the foregoing; provided, that any license granted hereunder shall be subject to the obligation of the non-terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

               (b)  upon exercise of its license option provided in paragraph
(a) of this Section 13.3.3, the terminating Party shall assign and transfer all of its interest in RenaGel LLC to the non-terminating Party, and the non-terminating Party may dissolve RenaGel LLC in its sole discretion, provided that in the event that GelTex is the terminating Party, it shall also cause RenaGel, Inc. to assign and transfer all of its interest in RenaGel LLC to Genzyme;

               (c)  upon exercise of its license option provided in paragraph
(a) of this Section 13.3.3, (i) all licenses granted pursuant to Article 3 shall be revoked, (ii) if RenaGel LLC is dissolved, the sublicense under the Nittobo License (if obtained) and any applicable Regulatory Approval (other than any Regulatory Approval filed or obtained by Genzyme and/or its Affiliates pursuant to Section 5.3 hereof) and clinical data owned or licensed by RenaGel LLC and any trademarks owned or licensed by RenaGel LLC shall be assigned or licensed to the non-terminating Party and (iii) in the case of Regulatory Approvals filed or obtained by Genzyme and/or its Affiliates pursuant to Section 5.3 hereof, such Regulatory Approvals shall be (A) exclusively licensed (as against all parties, including the terminating Party) to RenaGel LLC, the non-terminating Party or its designee until such time as RenaGel LLC, the non-terminating Party or its designee, as determined by the non-terminating Party, is qualified to hold such Regulatory Approvals under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to RenaGel LLC, the non-terminating Party or its designee, as appropriate, as soon as practicable thereafter; and

               (d) upon the exercise of its license option provided in paragraph (a) of this Section 13.3.3, the non-terminating Party shall become obligated to pay to the terminating Party an amount equal to * plus interest thereon at the Base Rate of interest declared from time to time by The First National Bank of Boston in Boston, Massachusetts from the date of termination to the date payment is made (the "CONVENIENCE BUYOUT AMOUNT"), payable on the terms and conditions and in accordance with the scheduled of payments set forth in
Section 13.3.1.(d), mutatis mutandis;

               (e)  if the license option provided in paragraph (a) of this
Section 13.3.3 is not exercised, then all right, title and interest in the Collaboration Products shall be sold to the highest bidder within * from the date of termination and the proceeds shall be allocated between the Members in proportion to their Percentage Interests (as defined in the Operating Agreement) in RenaGel LLC as of the date of termination and RenaGel LLC shall be dissolved; and

               (f)  if Genzyme has not paid all of the payments described in
Section 4.1 on or before the date of termination, termination of this Agreement shall not relieve Genzyme of its


* Confidential Information omitted and filed separately.

obligation to pay any such unpaid amount at such time as it becomes due and payable in accordance with the schedule set forth in Section 4.1, and if GelTex is the non-terminating Party and such payments remain unpaid after they have become due and payable, GelTex shall have the right to offset the payments otherwise due to Genzyme pursuant to clause (d) above in an amount equal to the outstanding payments due and payable to GelTex pursuant to Section 4.1 hereof.

          13.3.4. [Intentionally Omitted].

          13.3.5. UPON BANKRUPTCY. In addition to the rights and duties set forth in Sections 13.4 and 13.5 below, RenaGel, Inc. shall have the following rights and GelTex and Genzyme shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.5 above:

          (a) the terminating Party shall obtain from the non-terminating Party the exclusive, irrevocable, royalty-bearing right and license, with the right to grant sublicenses, under the non-terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Territory and in the Field, and the non-terminating Party shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided, that any license granted hereunder shall be subject to the obligation of the terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

          (b) the non-terminating Party shall assign and transfer all of its interest in RenaGel LLC to the terminating Party, and the terminating Party may dissolve RenaGel LLC in its sole discretion, provided that in the event that GelTex is the non-terminating Party, it shall also cause RenaGel, Inc. to assign and transfer all of its interest in RenaGel LLC to Genzyme;

          (c) (i) all licenses granted to Article 3 shall be revoked, (ii) if RenaGel LLC is dissolved, the sublicense under the Nittobo License (if obtained) and any applicable Regulatory Approval (other than any Regulatory Approval filed or obtained by Genzyme and/or its Affiliates pursuant to Section 5.3 above) and clinical data owned or licensed by RenaGel LLC and any trademarks owned or licensed by RenaGel LLC shall be assigned or licensed to the terminating Party and (iii) in the case of Regulatory Approvals filed or obtained by Genzyme and/or its Affiliates pursuant to Section 5.3 hereof, such Regulatory Approvals shall be (A) exclusively licensed (as against all parties, including the non-terminating Party) to RenaGel LLC, the terminating Party or its designee, until such time as RenaGel LLC, the terminating Party or its designee, as determined by the terminating Party, is qualified to hold such Regulatory Approvals under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to RenaGel LLC, the terminating Party or its designee, as appropriate, as soon as practicable thereafter;

          (d) the terminating Party shall become obligated to pay to the non-terminating Party an amount equal to *


* Confidential Information omitted and filed separately.

*, plus interest thereon at the Base Rate of interest declared from time to time by The First National Bank of Boston in Boston, Massachusetts from the date of termination to the date payment is made (the "BANKRUPTCY BUYOUT AMOUNT"), payable on the terms and conditions and in accordance with the scheduled of payments set forth in Section 13.3.1.(d), mutatis mutandis.

           (e)  if Genzyme has not paid all of the payments described in Section
4.1 on or before the date of termination, termination of this Agreement shall not relieve Genzyme of its obligation to pay any such unpaid amount at such time as it becomes due and payable in accordance with the schedule set forth in
Section 4.1, and if GelTex is the terminating Party and such payments remain unpaid after they have become due and payable, GelTex shall have the right to offset the payments otherwise due to Genzyme pursuant to clause (d) above in an amount equal to the outstanding payments due and payable to GelTex pursuant to
Section 4.1 hereof.

           13.3.6. FAIR VALUE. For purposes of this Section 13.3, the *. In the event that GelTex and Genzyme are unable to agree upon the Fair Value within * of the date of termination, the Fair Value shall be determined by an investment banking firm selected by mutual agreement of GelTex and Genzyme, and the costs and expenses incurred in connection with the engagement of such investment banking firm shall be shared equally by GelTex and Genzyme.

     13.4. INVENTORY. Upon the termination of this Agreement, if Genzyme does not obtain a license pursuant to Sections 13.3.1(a), 13.3.3(a), 13.3.4(a) or 13.3.5(a), GelTex shall have the option to repurchase Genzyme's inventory of Collaboration Products acquired by Genzyme pursuant to Article 6 hereof. Within ten (10) days after such termination, GelTex shall elect in writing to either
(a) permit Genzyme to sell off its remaining inventory or Collaboration Products, provided that Genzyme shall comply with all of the terms and conditions of this Agreement restricting such selling activities as in effect immediately prior to such termination, or (b) repurchase Genzyme's inventory of Collaboration Products. If GelTex fails to make such an election, Genzyme shall be permitted to sell-off its remaining inventory of Collaboration Products in accordance with clause (a) of this Section 13.4. Any repurchase of Genzyme's inventory of Collaboration Products shall be at the price * to be reasonably determined by the Parties.

     13.5. SURVIVAL OF RIGHTS AND DUTIES. No termination of this Agreement shall eliminate any rights or duties accrued prior to such termination. The provisions of Articles 1, 10 and 12 and Sections 2.2, 3.3, 4.1 (to the extent certain payments by Genzyme have not been made prior to termination), 4.3, 4.5, 9.1.1, 9.1.3, 9.3, 9.5, 13.3, 13.4, 13.5, 14.1, 14.3, 14.4, 14.9 and 14.10 hereof shall survive any termination of this Agreement.


* Confidential Information omitted and filed separately.

                            ARTICLE 14. MISCELLANEOUS

     14.1. COOPERATION. If either GelTex or Genzyme (the "ASSUMING PARTY") shall assume the Program rights from the other Party (the "RESPONSIBLE PARTY") in accordance with the provisions of Article 13 hereof, the Responsible Party shall promptly provide to the Assuming Party (or any Third Party or Affiliate designated by the Assuming Party) all Technology, Manufacturing Know-How and access to regulatory filings sufficient to allow the Assuming Party to perform the duties assumed. The Responsible Party shall further use its best efforts to provide all assistance required by the Assuming Party with respect to such transfer so as to permit the Assuming Party to begin to perform such duties as soon as possible to minimize any disruption in the continuity of supply or marketing of Collaboration Products. In addition, if upon the date this Agreement is terminated Collaboration Products are being manufactured in facilities owned or leased by the Responsible Party (including facilities subleased by RenaGel LLC from the Responsible Party), the Responsible Party agrees to lease such facilities to the Assuming Party on commercially reasonable terms for a period of up to *.

     14.2. EXCHANGE CONTROLS. All payments due hereunder shall be paid in United States dollars. If at any time legal restrictions prevent the prompt remittance of part or all payments with respect to any country where a Collaboration Product is sold, payment shall be made through such lawful means or methods as the Parties may determine.

     14.3. WITHHOLDING TAXES. If applicable laws or regulations require that taxes be withheld from payments made hereunder, the Party paying such taxes will
(a) deduct such taxes, (b) timely pay such taxes to the proper authority and (c) send written evidence of payment to the Party from whom such taxes were withheld within sixty (60) days after payment. Each Party will assist the other Parties in claiming tax refunds, deductions or credits at such other Party's request and will cooperate to minimize the withholding tax, if available, under various treaties applicable to any payment made hereunder.

     14.4. INTEREST ON LATE PAYMENTS. Any payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at the Base Rate of interest declared from time to time by The First National Bank of Boston in Boston, Massachusetts, calculated on the number of days payment is delinquent.

     14.5. FORCE MAJEURE. No Party shall be held liable or responsible to the other Parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but without limitation fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or one or both of the other Parties; provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Each Party shall provide the other Parties with prompt written notice of any delay or failure to perform that


* Confidential Information omitted and filed separately.

occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

     14.6. ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by any Party without the consent of the other Parties; provided, however, that either GelTex or Genzyme may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any member of an affiliated group, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to an unrelated Third Party; provided, however, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

     Without limiting the foregoing, it is understood and agreed by the Parties that in the event that GelTex assigns its rights and obligations under this Agreement pursuant to clause (a) or (b) above,

          (i) Genzyme shall become the Party primarily responsible in its reasonable sole discretion for managing the manufacture and supply requirements for the Collaboration Products and selecting and engaging manufacturers and suppliers for the Collaboration Products (either through agreements with Genzyme or its Affiliates or RenaGel LLC),

          (ii) GelTex shall use its best efforts to cause all agreements related to the manufacture and supply of Collaboration Products (other than the Nittobo License and the Manufacture and Supply Agreement with Salsbury Chemicals) that are in GelTex's name at the time to be assigned to Genzyme or its designee if requested by Genzyme,

          (iii) in the event that RenaGel LLC has not received a sublicense under the Nittobo License from GelTex as contemplated by Section 2.4 of the Collaboration Agreement or, if granted, such sublicense is no longer in full force and effect or is subject to termination due to the transaction contemplated by clause (a) or (b) above, as applicable, GelTex and its assignee shall ensure the continued and uninterrupted supply of polyallylamine hydrochloride at cost for use by Genzyme and any other manufacturer of Collaboration Products pursuant to Section 7.5 of this Agreement in quantities and within a period of time sufficient to conduct the activities set forth in the Development Plan and to meet market demand for Collaboration Products ordered in accordance with the terms of the Collaboration Agreement, and

          (iv) GelTex and its assignee shall ensure the continued and uninterrupted supply of polyallylamine hydrochloride at cost for use by Genzyme and any other manufacturer of Collaboration Products in quantities and within a period of time sufficient to conduct the activities set forth in the Development Plan and to meet market demand for Collaboration Products ordered in accordance with the terms of the Collaboration Agreement if at the time of a transaction contemplated by clause (a) or (b) above the effective supply agreement for polyallylamine hydrochloride is between GelTex and such supplier (such as the Manufacture and Supply Agreement with Salsbury Chemicals).

     14.7. SEVERABILITY. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     14.8. NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Section 14.8, and shall be effective upon receipt by the addressee.

     If to             GelTex Pharmaceuticals, Inc.
     GelTex or         153 Second Avenue
     RenaGel, Inc.:    Waltham, Massachusetts 02451
                       Attention: President
                       Facsimile: (781) 672-5822

     with a copy to:   GelTex Pharmaceuticals, Inc.
                       153 Second Avenue
                       Waltham, Massachusetts 02451
                       Attention: Corporate Counsel
                       Facsimile: (781) 895-4982

     If to             Genzyme Corporation
     Genzyme:          One Kendall Square
                       Cambridge, Massachusetts 02139
                       Attention: President
                       Facsimile: (617) 374-7423

     with a copy to:   Genzyme Corporation
                       One Kendall Square
                       Cambridge, Massachusetts 02139
                       Attention: Chief Legal Counsel
                       Facsimile: (617) 252-7553

     If to RenaGel     RenaGel LLC
     LLC (if such      c/o Genzyme Corporation
     notice is sent    One Kendall Square
     by GelTex):       Cambridge, Massachusetts 02139
                       Attention: President
                       Facsimile: (617) 374-7423

     with a copy to:   Genzyme Corporation
                       One Kendall Square
                       Cambridge, Massachusetts 02139
                       Attention: Chief Legal Counsel
                       Facsimile: (617) 252-7553

     If to RenaGel     RenaGel LLC
     LLC (if such      c/o GelTex Pharmaceuticals, Inc.
     notice is sent    153 Second Avenue
     by Genzyme):      Waltham, Massachusetts 02451
                       Attention: President
                       Facsimile: (781) 672-5822

     with a copy to:   GelTex Pharmaceuticals, Inc.
                       153 Second Avenue
                       Waltham, Massachusetts 02451
                       Attention: Corporate Counsel
                       Facsimile: (781) 895-4982

     14.9. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     14.10. ARBITRATION. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement (a "DISPUTE"), which has not resolved in accordance with the provisions of Section 8.3 hereof, shall be finally resolved by binding arbitration as herein provided.

            14.10.1. GENERAL. Except as otherwise provided in this
Section 14.10, any arbitration hereunder shall be conducted under the commercial rules of the American Arbitration Association. Each such arbitration shall be conducted in the English language by a panel of three arbitrators (the "ARBITRATION PANEL"). Each of GelTex and Genzyme shall appoint one arbitrator to the Arbitration Panel and the third arbitrator shall be appointed by the two arbitrators appointed by GelTex and Genzyme. The Arbitration Panel shall be convened upon delivery of the Notice of Arbitration (as defined below). Any such arbitration shall be held in Boston, Massachusetts. The Arbitration Panel shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as it shall determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

            14.10.2. PROCEDURE.

                     (a) Whenever a Party (the "CLAIMANT") shall decide to institute arbitration proceedings, it shall give written notice to that effect (the "NOTICE OF ARBITRATION") to the other Party (the "RESPONDENT"). The Notice of Arbitration shall set forth in detail the nature of the Dispute, the facts upon which the Claimant relies and the issues to be arbitrated (collectively, the "ARBITRATION ISSUES"). Within thirty (30) days of its receipt of the Notice of Arbitration, the Respondent shall send the Claimant and the Arbitration Panel a written Response (the "RESPONSE"). The Response shall set forth in detail the facts upon which the Respondent relies. In addition, the Response shall contain all counterclaims which the Respondent may have against the Claimant which are within the Arbitration Issues, whether or not such claims have previously been identified. If the Response sets forth a counterclaim, the Claimant may, within thirty (30) days of the receipt of the Response, deliver to the Respondent and the Arbitration Panel a rejoinder answering such counterclaim.

                     (b) Within fifteen (15) days after the later of (i) the expiration of the period provided in clause (a) above for the Claimant to deliver a rejoinder or (ii) the completion of any discovery proceedings authorized by the Arbitration Panel: (A) the Claimant shall send to the Arbitration Panel a proposed resolution of the Arbitration Issues and a proposed resolution of any counterclaims set forth in the Response (the "CLAIMANT'S PROPOSAL"), including the amount of monetary damages, if any, or other relief sought; and (B) the Respondent shall send to the Arbitration Panel a proposed resolution of the Arbitration Issues, a proposed resolution of any counterclaims set forth in the Response and a proposed resolution of any rejoinder submitted by the Claimant (the "RESPONDENT'S PROPOSAL"), including the amount of monetary damages, if any, or other relief sought. Once both the Claimant's Proposal and the Respondent's Proposal have been submitted, the Arbitration Panel shall deliver to each Party a copy of the other Party's proposal.

                     (c) The Arbitration Panel shall issue an opinion with respect to any Dispute, which opinion shall explicitly accept either the Claimant's Proposal or the Respondent's Proposal in its entirety (the "FINAL DECISION"). The Arbitration Panel shall not have the authority to reach a Final Decision that provides remedies or requires payments other than those set forth in the Claimant's Proposal or the Respondent's Proposal. The concurrence of two
(2) arbitrators shall be sufficient for the entry of a Final Decision. The arbitrators shall issue a Final Decision within one (1) month from the later of
(i) the last day for submission of proposals under clause (b) above or (ii) the date of the final hearing on any Dispute held by the Arbitration Panel. A Final Decision shall be binding on all of the Parties.

     14.11. ENTIRE AGREEMENT. This Agreement, together with the Operating Agreement and the Purchase Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by the Parties. Each of the Parties hereby acknowledges that this Agreement, the Operating Agreement and the Purchase Agreement are each the result of mutual negotiation and therefore any ambiguity in their respective terms shall not be construed against the drafting Party.

     14.12. HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     14.13. INDEPENDENT CONTRACTORS. It is expressly agreed that GelTex and Genzyme shall be independent contractors and that, except as members of RenaGel LLC, the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither GelTex nor Genzyme shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     14.14. WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     14.15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                     GELTEX PHARMACEUTICALS, INC.


                                     By: /s/ Mark Skaletsky
                                        ---------------------------------------

                                     Title: President and CEO
                                           ------------------------------------


                                     GENZYME CORPORATION


                                     By: /s/ Peter Wirth
                                        ---------------------------------------

                                     Title: Executive Vice President
                                           ------------------------------------


                                     RENAGEL LLC

                                     By:      GelTex Pharmaceuticals, Inc.

                                     By: /s/ Mark Skaletsky
                                        ---------------------------------------

                                     Title: President and CEO
                                           ------------------------------------